                                                                   EXHIBIT 10.03

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                            ASSET PURCHASE AGREEMENT



                                     between



                          BUTLER MANUFACTURING COMPANY



                                       and



                                    CTB, INC.






                           Dated as of March 31, 1997

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
                                TABLE OF CONTENTS
                                      PAGE

1.     Purchase and Sale of Assets, Assumption of Certain Liabilities...........................................        1
          1.1      Transfer of Assets...........................................................................        1
          1.2      Excluded Assets..............................................................................        3
          1.3      Instruments of Conveyance and Transfer.......................................................        5
          1.4      Further Assurances...........................................................................        5
          1.5      Assumed Liabilities..........................................................................        5

2.     Closing, Payment of Purchase Price.......................................................................        7
          2.1      Closing Date.................................................................................        7
          2.2      Preliminary Purchase Price and Payment.......................................................        7
          2.3      Cash Purchase Price Adjustment and Payment...................................................        8
          2.4      Allocation of Purchase Price.................................................................       10
          2.5      Accounts Receivable..........................................................................       11

3.     Representations and Warranties...........................................................................       11
          3.1      Representations and Warranties of Seller.....................................................       11
                      (a) Due Organization, Power; Capacity, Good Standing, Ownership...........................       11
                      (b) Authorization and Validity............................................................       11
                      (c) No Governmental Approvals or Notices Required; No Conflict............................       12
                      (d) Financial Information, Liabilities....................................................       12
                      (e) Title and Condition of Properties, Absence of Liens...................................       13
                      (f) Governmental Regulations..............................................................       13
                      (g) Licenses and Government Approvals.....................................................       14
                      (h) Contracts, List of Properties, Permits and Other Data.................................       14
                      (i) Real Estate...........................................................................       15
                      (j) Legal Proceedings.....................................................................       17
                      (k) Insurance.............................................................................       17
                      (l) Labor.................................................................................       18
                      (m) Accounts Receivable...................................................................       19
                      (n) Inventories...........................................................................       19
                      (o) Product and Service Warranty..........................................................       19
                      (p) Intellectual Property.................................................................       19
                      (q) Compliance with Law and Requirements..................................................       20
                      (r) Employee Benefit Programs.............................................................       20
                      (s) Certain Fees..........................................................................       21
                      (t) Absence of Certain Changes or Events..................................................       21
                      (u) Environmental Matters.................................................................       22
                      (v) Entire Business.......................................................................       23
                      (w) Tax Matters...........................................................................       23
                      (x) Affiliate Transactions................................................................       24
                      (y) Disclosure............................................................................       24

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
          3.2      Representations and Warranties of Buyer......................................................       24
                      (a) Due Organization and Power............................................................       24
                      (b) Authorization and Validity............................................................       24
                      (c) Governmental Approvals; No Conflict...................................................       25
                      (d) Brokers' Fees.........................................................................       25
                      (e) Disclosure............................................................................       25
                      (f) Financing.............................................................................       25
                      (g) Confidential Information..............................................................       25
          3.3      Survival of Representations..................................................................       26
          3.4      Disclosure Schedules.........................................................................       26

4.     Agreements...............................................................................................       26
          4.1      Access to Information........................................................................       26
          4.2      Conduct of the Business......................................................................       27
          4.3      Further Actions..............................................................................       29
          4.4      Antitrust Laws...............................................................................       29
          4.5      Notification.................................................................................       30
          4.6      No Inconsistent Action.......................................................................       30
          4.7      Representations and Warranties...............................................................       30
          4.8      Execution of Additional Acquisition Agreements...............................................       30
          4.9      Covenant Not to Compete......................................................................       30
          4.10     Termination of Affiliate Transactions........................................................       32
          4.11     Customer Claims on Product Warranties and Purchase of Past Due
                       Accounts Receivable......................................................................       32
          4.12     Confidentiality..............................................................................       32
          4.13     Right to Challenge...........................................................................       33
          4.14     Certain Losses...............................................................................       33
          4.15     Title Commitment and Survey..................................................................       33
                      (a) Title Commitment......................................................................       33
                      (b) Survey................................................................................       33
                      (c) Review of Title and Survey............................................................       33
          4.16     Other Agreements.............................................................................       34
          4.17     Environmental Review.........................................................................       34

5.     Conditions Precedent.....................................................................................       34
          5.1      Conditions Precedent to Obligations of Parties...............................................       34
                      (a) No Injunction, etc....................................................................       34
                      (b) HSR Act...............................................................................       34
                      (c) Government Actions....................................................................       35
                      (d) Pension Benefit Guaranty Corporation..................................................       35
                      (e) Supply Purchase Agreement.  ..........................................................       35

          5.2      Conditions Precedent to Obligations of Buyer.................................................       35
                      (a) Accuracy of Representations and Warranties............................................       35
                      (b) Performance of Obligations............................................................       35

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
                      (c) Officer's Certificate.................................................................       35
                      (d) Opinions..............................................................................       35
                      (e) Consents, etc.........................................................................       35
                      (f) Additional Acquisition Agreements.....................................................       36
                      (g) Title Insurance; Surveys..............................................................       36
                      (h) Environmental Matters.................................................................       36
          5.3      Conditions Precedent to the Obligations of Seller............................................       36
                      (a) Accuracy of Representations and Warranties............................................       36
                      (b) Performance of Obligations............................................................       36
                      (c) Officer's Certificate.................................................................       37
                      (d) Opinions..............................................................................       37
                      (e) Additional Acquisition Agreements.....................................................       37
                      (f) Environmental Issues..................................................................       37

6.     Employees and Employee Benefits..........................................................................       37
          6.1      Employment Agreements........................................................................       37
          6.2      Collective Bargaining Agreements.............................................................       38
          6.3      Offer of Employment to Other Employees.......................................................       38
          6.4      Compliance with "WARN".......................................................................       38
          6.5      Non-Solicitation of Employees; No Transfers..................................................       38
          6.6      Employee Benefits and Compensation...........................................................       38
                      (a) Hourly Employees--Hourly Employees' Pension Plan......................................       38
                      (b) Transferred Employees - Benefits After the Closing....................................       39
                      (c) Employees-Obligations With Respect to Retiree and Other Benefits
                             Pre Closing and Severance Claims...................................................       39
                      (d) COBRA Coverage........................................................................       40
                      (e) Workers' Compensation, Disability and Unemployment
                             Compensation Claims................................................................       40
                      (f) Record Keeping........................................................................       40
                      (g) Payment of Regular Payroll Accrued As of the Closing Date and
                             Vacation...........................................................................       40
                      (h) No Third Party Beneficiaries..........................................................       41

7.     Termination..............................................................................................       41
          7.1      General......................................................................................       41
          7.2      No Liabilities in Event of Termination.......................................................       41

8.     Indemnification..........................................................................................       41
          8.1      Seller Indemnity.............................................................................       41
          8.2      Buyer Indemnity..............................................................................       42
          8.3      Third Party Claims...........................................................................       42
          8.4      Additional Agreements........................................................................       43


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
9.     Miscellaneous............................................................................................      44
          9.1      Public Announcements.........................................................................      44
          9.2      Expenses.....................................................................................      45
          9.3      Transfer Taxes and Recording Expenses........................................................      45
          9.4      Notices......................................................................................      45
          9.5      Entire Agreement.............................................................................      46
          9.6      Binding Effect; Benefit......................................................................      46
          9.7      Bulk Sales Law...............................................................................      46
          9.8      Assignability................................................................................      46
          9.9      Amendment; Waiver............................................................................      46
          9.10     Section Headings; Table of Contents..........................................................      47
          9.11     Severability.................................................................................      47
          9.12     Counterparts.................................................................................      47
          9.13     Arbitration..................................................................................      47
          9.14     APPLICABLE LAW; JURISDICTION; VENUE..........................................................      47
          9.15     Knowledge....................................................................................      48

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                                    SCHEDULES

         Schedule 1.1(a)           --                      Intellectual Property
         Schedule 1.1(b)           --                      Assumed Contracts
         Schedule 1.1(c)           --                      Real Property
         Schedule 1.1(d)           --                      Leaseholds
         Schedule 1.1(f)           --                      Equipment, Machinery and Vehicles
         Schedule 1.2(c)           --                      Excluded Contracts
         Schedule 1.2(k)           --                      Jointly Used Assets
         Schedule 1.2(n)           --                      Excluded Real Estate
         Schedule 2.3(g)           --                      Pro Forma Closing Balance Sheet
         Schedule 3.1(c)           --                      Consents, Approvals, etc.
         Schedule 3.1(d)(i)(a)     --                      Year-End Financial Statements
         Schedule 3.1(d)(i)(b)     --                      Interim Financial Statements
         Schedule 3.1(g)           --                      Licenses, Permits and Franchises
         Schedule 3.1(i)           --                      Liens on Real Property
         Schedule 3.1(k)           --                      Insurance
         Schedule 3.1(1)           --                      Labor Issues
         Schedule 3.1(q)           --                      Compliance With Law
         Schedule 3.1(r)           --                      Employee Benefit Programs
         Schedule 3.1(t)           --                      Certain Changes and Events
         Schedule 3.1(u)           --                      Environmental Matters
         Schedule 3.1(x)           --                      Affiliate Transactions
         Schedule 3.2(c)           --                      Consents, Approvals, etc.
         Schedule 4.2(d)           --                      Permitted Contracts
         Schedule 4.2(e)           --                      Permitted Employment Agreements
         Schedule 4.10             --                      Termination of Affiliate Transactions
         Schedule 4.11             --                      Procedure for Customer Claims
         Schedule 6.1              --                      Employment Agreements
         Schedule 6.4              --                      WARN Pre-Closing Activities

                                    EXHIBITS

    Exhibit A         --       Form of Assumption Agreement
    Exhibit B         --       Form of Escrow Agreement
    Exhibit C         --       Form of Opinion of Seller's General Counsel
    Exhibit D         --       Form of Opinion of Buyer's General Counsel
    Exhibit E         --       Form of Trademark License Agreement

                             INDEX OF DEFINED TERMS


Acquisition .......................................            1
ADA ...............................................           14
Additional Acquisition Agreements .................           30
Adjusted Net Asset Value ..........................            9
Affiliate .........................................            5
Agreement .........................................            1
Allocation ........................................           10
Antitrust Division ................................           29
Assets ............................................            3
Assumed Contracts .................................            1
Assumed Liabilities ...............................            6
Assumption Agreement ..............................            6
Balance Sheet .....................................           12
Bucon .............................................           34
Business ..........................................            1
Buyer .............................................            1
Buyer Acquisition Documents .......................           24
Buyer Indemnified Persons .........................           41
Buyer's Closing Balance Sheet .....................            8
Cash Purchase Price ...............................            9
Claim .............................................           43
Closing ...........................................            7
Closing Balance Sheet .............................           10
Closing Date ......................................            7
Code ..............................................           10
Confidential Information ..........................           44
Customer Claim ....................................           44
Division ..........................................            1
Environmental Claim ...............................           44
Environmental Laws ................................           22
Environmental Permits .............................           23
Environmental Report ..............................           23
ERISA .............................................           20
Escrow Agent ......................................            7
Escrow Agreement ..................................            7
Estimated Closing Balance Sheet ...................            8
Excluded Assets ...................................            3
Excluded Contracts ................................            3
Excluded Liabilities ..............................            6
Excluded Liability ................................            6
Express Disclosure Schedule .......................           26
Final Closing Balance Sheet .......................           19

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FTC .........................................................     29
GAAP ........................................................     10
Hourly Employees ............................................     38
HSR Act .....................................................     12
Indemnitee ..................................................     43
Indemnitor ..................................................     43
Independent Accounting Firm .................................      9
Intellectual Property .......................................      1
IRS .........................................................     10
Jointly Used Assets .........................................      4
Lease .......................................................     17
Licenses ....................................................     14
Liens .......................................................     12
Material Adverse Effect .....................................     15
Materials of Environmental Concern ..........................     23
Noncompete Period ...........................................     30
Other Disclosure Schedules ..................................     26
Owned Real Property .........................................     33
Pension Plan ................................................     39
Permitted Liens .............................................     13
Plans .......................................................     20
Preliminary Adjusted Net Asset Value ........................      8
Preliminary Cash Purchase Price .............................      8
Pro Forma Closing Balance Sheet .............................     10
Product Warranties ..........................................      1
Real Property ...............................................     15
Review Period ...............................................     33
Salaried Employees ..........................................     38
Seller ......................................................      1
Seller Acquisition Documents ................................     11
Seller Indemnified Person(s) ................................     42
Seller's Adjusted Net Asset Value Calculation ...............      8
Seller's Dispute Notice .....................................      8
Severance Claims ............................................     37
Supply Purchase Agreement ...................................     11
Survey ......................................................     33
Tax authority ...............................................     24
Tax Claim ...................................................     44
Tax Returns .................................................     24
Tax(es) .....................................................     23
Title Commitment ............................................     33
Title Insurer ...............................................     33
Title Policies ..............................................     36
Trademark License Agreement .................................      4
Transferred Employees .......................................     39

                                      viii
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         ASSET PURCHASE AGREEMENT, dated as of the close of business on March
31, 1997 (this "AGREEMENT"), between BUTLER MANUFACTURING COMPANY, a Delaware corporation ("SELLER") and CTB, INC., an Indiana corporation ("BUYER").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of manufacturing and marketing grain storage bins and marketing grain conditioning and handling equipment through its Grain Systems Division (the "DIVISION");

         WHEREAS, upon and subject to the terms and conditions set forth herein, Buyer desires to buy and Seller desires to sell the business, assets and other rights of the Division (collectively, the "BUSINESS"), and Buyer is willing to assume certain related ordinary course liabilities and obligations of Seller related to the Business, all as hereinafter set forth (such acquisition and assumption is collectively referred to as the "ACQUISITION");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS, ASSUMPTION OF CERTAIN LIABILITIES

         1.1 TRANSFER OF ASSETS. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction (or waiver by the party whose obligations hereunder are subject to such satisfaction) of the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the properties, assets and other rights (other than the Excluded Assets) owned or leased by, or licensed to Seller and used exclusively in the Business, including, without limitation, the following:

                  (a) all copyrights, trademarks, tradenames, service marks, patents and other similar rights or intellectual property of Seller which is listed on Schedule 1.1(a), including all goodwill associated therewith and all applications and registrations therefor and all licenses, sublicenses, covenants or other agreements with respect thereto (collectively, the "INTELLECTUAL PROPERTY");

                  (b) all contracts and agreements of Seller for the conduct of the Business, including leases of real and personal property, license and distributorship agreements, dealer agreements, supply agreements, purchase agreements and purchase orders, outstanding quotations and agency agreements, listed on Schedule 1.1(b) and such other contracts and agreements of Seller for the conduct of the Business entered into prior to the date hereof and not listed on Schedule 1.1(b) the benefits of which Buyer elects to assume in its sole discretion, together with all such contracts and agreements for the conduct of the Business that are entered into in the ordinary course of business of the Business between the date hereof and the Closing Date other than in violation of
         Section 4.2 and other than express or implied product warranties ("PRODUCT WARRANTIES") issued in connection with the sale of goods by the Business (the "ASSUMED CONTRACTS");

                  (c) all real property used by the Business that is owned by Seller and listed on Schedule 1.1(c) and all buildings, structures and other improvements and fixtures located on such real property and any additions, improvements, replacements and alterations thereto between the date of this Agreement and the Closing Date;

                  (d) all leasehold interests in real property relating to the Business leased by Seller listed on Schedule 1.1(d), including all buildings, structures and other improvements located on such real property and any additions, improvements, replacements and alterations thereto between the date of this Agreement and the Closing Date;

                  (e) all office furniture, furnishings and fixtures of Seller that is used exclusively in the Business and that is located on the real property or leaseholds listed on Schedules 1.1(c) and 1.1(d) and any additions, improvements, replacements and alterations thereto between the date of this Agreement and the Closing Date and all warranties and guarantees, if any, express or implied in respect of the foregoing;

                  (f) all equipment, machinery and vehicles of Seller used exclusively by the Business, including, without limitation, all equipment, machinery and vehicles listed on Schedule 1.1(f) and any additions, improvements, replacements and alterations thereto between the date of this Agreement and the Closing Date, and all warranties and guarantees, if any, express or implied in respect of the foregoing;

                  (g) all management information systems and software, customer, subscriber and vendor lists, catalogs, research material, technical information and technology used exclusively by the Business;

                  (h) all prepayments and prepaid expenses made exclusively for the Business unless the same relate to contracts or agreements that are not included in the Assumed Contracts and Assumed Liabilities;

                  (i) all advertising, promotional, marketing and other similar agreements entered into exclusively for the benefit of the Business and all sales promotion and selling literature and promotional and advertising materials used exclusively by the Business;

                  (j) all books, records and accounts of Seller used exclusively for the Business;

                  (k) all right, title and interest of the Seller under or in respect of the Plans (as defined below) and all assets relating to the Plans, if such Plans are assumed by Buyer in its sole discretion;

                  (l) all accounts receivable of the Business;

                  (m) all franchises, permits and non-governmental licenses or sublicenses of Seller used for the exclusive benefit of the Business;


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                  (n) to the extent transferable under applicable law, all
         franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from government authorities used for the exclusive benefit of the Business;

                  (o) all telephone numbers of Seller used for the exclusive benefit of the Business to the extent that the numbers may be transferred without interference to Seller's use of telephone numbers beginning with the 968 prefix for its operations other than those of the Business;

                  (p) all inventories, raw materials, office supplies, production supplies, packaging materials and other supplies, spare parts, work in process, goods consigned to third parties, finished goods and other tangible property used exclusively by the Business of any kind;

                  (q) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind of the Seller arising out of or held for the benefit of the Business (other than those related to Excluded Assets or Excluded Liabilities);

                  (r) all goodwill of the Business as a going concern including, without limitation, all goodwill associated with the Intellectual Property;

                  (s) all other properties, assets and rights owned by the Seller which are exclusively used in the Business (other than those related to Excluded Assets or Excluded Liabilities); and

                  (t) all right, title and interest of Seller to those items listed on Schedule 1.2(k) which are marked to be sold and conveyed to Buyer.

The assets being sold, conveyed, assigned, transferred and delivered to Buyer by Seller hereunder are sometimes hereinafter referred to as the ("ASSETS.") All Schedules hereto shall be prepared as of the date of this Agreement as specified above unless otherwise specified in the Schedule.

         1.2 EXCLUDED ASSETS. It is expressly understood and agreed that the Assets shall not include the following (the "EXCLUDED ASSETS"):

                  (a) all corporate minute books, stock transfer books, corporate tax returns, checks, check registers and insurance polices of Seller;

                  (b) all intercompany receivables;

                  (c) all contracts other than the Assumed Contracts ("EXCLUDED CONTRACTS"), including, without limitation, those listed or described on Schedule 1.2(c);

                  (d) Seller's rights under or pursuant to this Agreement;


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
                  (e) all prepayments and prepaid expenses related to other Excluded Assets or Excluded Liabilities;

                  (f) all right, title and interest in and to the "Butler" tradename and trademark and to the trademarks 'BUTLER AGRI-BUILDER,' 'BUTLER AGRI-CONTRACTOR,' 'AGRI-BUILDER' and 'AGRI-CONTRACTOR,' which shall remain the property of Seller and will be subject to a Trademark License Agreement to be entered into between Seller and Buyer (the "TRADEMARK LICENSE AGREEMENT") on the Closing Date, substantially in the form attached hereto as Exhibit E, and all other trade names, trade marks, service marks, copyrights, patents, and similar rights as well as applications and registrations therefor and all licenses, sublicenses, covenants or other agreements with respect thereto, not specifically included on Schedule 1.1(a);

                  (g) all claims, causes of action, choses in action, rights of recovery, rights of set-off, counterclaims, cross claims and defenses of any kind related to other Excluded Assets or Excluded Liabilities;

                  (h) all right, title and interest of the Seller under or in respect of the Plans which are not included in the Assumed Liabilities;

                  (i) all reserves established for (a) the nonpayment of accounts receivable and (b) warranty claims and obligations and other claims or suits or any future claims and suits not included in the Assumed Liabilities;

                  (j) all of Seller's assets which are used exclusively in Seller's other businesses;

                  (k) all of Seller's books, records and information which are used in Seller's other businesses and in the Business, which shall be made available to Buyer for inspection and copying at all reasonable times, and properties, assets and other rights jointly used by the Business and Seller's other business which are listed on Schedule 1.2(k) and designated as being retained by Seller, the continued joint use of which shall be governed by the terms set forth on Schedule 1.2(k) (all of which excluded assets under this subsection are referred to as the "JOINTLY USED ASSETS");

                  (l) all contracts of insurance and any claims or rights of Seller thereunder, including, without limitation, any claims or rights of Seller to reserves, unearned premiums or return of premiums arising thereunder;

                  (m) all cash in payroll accounts and other accounts established specifically for the payment of obligations that are not included in the Assumed Liabilities;

                  (n) Real Estate described on Schedule 1.2(n); and

                  (o) all cash and cash equivalents on hand in bank accounts maintained for or otherwise held for the Business on the Closing Date.

         1.3 INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, Seller shall (a) deliver or cause to be delivered to Buyer such deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, as shall be effective to vest in Buyer all right, title and interest of Seller in and to the Assets, and as shall otherwise be in the form and substance reasonably satisfactory to Buyer and Buyer's counsel, and (b) transfer to Buyer originals of all contracts, agreements, commitments, books, records, files, certificates, licenses, permits, plans and specifications and other data of Seller relating to the Business, including, without limitation, computer tapes and computer-generated records. All materials referred to in clause (b) of the immediately preceding sentence shall be delivered to Buyer in the form and order in which they are maintained by Seller on the date hereof.

         1.4 FURTHER ASSURANCES. From time to time after the Closing Date, Seller and any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Seller (an "AFFILIATE") shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as Buyer may reasonably request in order more effectively to sell, convey, assign, transfer, and deliver to Buyer any of the Assets, or to enable Buyer to protect, exercise and enjoy all rights and benefits of Seller with respect thereto, and as otherwise may be appropriate to carry out the transactions herein contemplated.

         1.5 ASSUMED LIABILITIES.

                  (a) The Assets shall be sold and conveyed to Buyer free and clear of all Liens (as defined below), except Permitted Liens (as defined below). Subject to Section 1.5(b) below, at the Closing, Buyer will assume and agree to fully pay, perform or discharge in a timely manner, fully in accordance with the respective terms thereof, as and when they become due, (i) all liabilities and obligations of Seller relating to the Assets or the Business arising from, or in connection with, the conduct of the Business or the ownership of the Assets by Buyer or any other person after the Closing Date; (ii) all liabilities and obligations of Seller under the terms of the Assumed Contracts, except for (A) those liabilities and obligations which Seller is required to satisfy prior to the Closing (except to the extent such liabilities or obligations are reflected on the Final Closing Balance Sheet) or (B) which arise due to a breach by Seller of an Assumed Contract prior to the Closing; (iii) all accounts payable and other current liabilities of the Seller as of the Closing Date in each case incurred in the ordinary course of the Business to the extent reflected on the Final Closing Balance Sheet; (iv) to the extent that the FANAV exceeds the Cap, any liabilities or obligations under Assumed Contracts, accounts payable and other current liabilities of the Seller not set forth in clauses (i), (ii) or (iii) above that were incurred in the ordinary course of the Business as of the Closing Date and of the type reflected as liabilities on the Pro Forma Balance Sheet (but any such additional obligations and liabilities shall be assumed only to the extent of the amount by which

         FANAV exceeds the Cap); (v) all liabilities and obligations of Seller to Employees of the Business to the extent provided in Section 6; and
         (vi) all other liabilities and obligations of the Seller incurred in the ordinary course of the Business to the extent expressly accrued or reserved for on the Final Closing Balance Sheet (collectively, the "ASSUMED LIABILITIES"). Except as set forth in this Section 1.5, Buyer will assume no other liabilities in connection with the Assets, the Business or the transactions contemplated hereby. All liabilities and obligations which are not Assumed Liabilities are "EXCLUDED LIABILITIES" and each is an "EXCLUDED LIABILITY." On the basis of the representations, warranties and covenants and agreements and subject to the satisfaction of the conditions set forth in this Agreement, on the Closing Date, Buyer shall deliver to Seller an undertaking to assume the Assumed Liabilities in substantially the form attached hereto as Exhibit A (the "ASSUMPTION AGREEMENT").

                  (b) Without limiting the generality of Section 1.5(a), and notwithstanding any other provision hereof, each of the following is an Excluded Liability:

                         (i) all intercompany payables;

                         (ii) any of Seller's obligations hereunder;

                         (iii) any liability or obligation of Seller arising
                  from, or in connection with, the conduct of the Business or the ownership of the Assets by the Seller or any other person prior to the Closing Date except for liabilities and obligations set forth in clauses (ii), (iii), (iv) (if applicable), (v) and (vi) of Section 1.5(a) (which shall constitute Assumed Liabilities);

                         (iv) any liability of Seller arising from indebtedness
                  for borrowed money;

                         (v) any liability of Seller for Taxes owed to any
                  taxing authority except to the extent included in current liabilities on the Final Closing Balance Sheet and tax liabilities referred to in Section 9.3;

                         (vi) any liability or obligation arising out of or
                  related to past, present or future litigation or other claims to the extent arising out of or relating to the ownership or operation of the Assets or the Business prior to the Closing Date including, without limitation, claims with respect to Product Warranties and any other claims with respect to defective products or services, alleged improper sales practices, warranty claims, claims for any loss, damage or cost arising out of any property damage or personal injury due to the use of any product manufactured or sold by or services furnished by the Business prior to the Closing Date;

                         (vii) any of Seller's liabilities or obligations, the
                  existence of which constitutes a breach of a representation or warranty set forth in this Agreement (without regard to the survival period, if any, associated therewith);

                         (viii) any liability of any other division of Seller or
                  any Affiliate of Seller (including, without limitation, any owner of capital stock of Seller);

                         (ix) except as provided in Section 6, all obligations
                  and liabilities arising out of or relating to the Plans or any other employee benefit plan, program, policy or arrangement presently or formerly maintained or contributed by any member of the controlled group of companies (as such term is defined in Section 414 of the Code) of which Seller is or was a member, or with respect to which Seller or such controlled group member has any liability;

                         (x) any liability or obligation relating to workers
                  compensation claims which are filed on or before the Closing Date or which are filed after the Closing Date and which relate to occurrences or events on or before the Closing Date;

                         (xi) any claim, liability or obligation to the extent
                  such claim, liability or obligation arises out of or relates to Materials of Environmental Concern existing on, at or under any Asset before the Closing Date, or otherwise arises from, or in connection with, the conduct of the Business or the ownership of the Assets by the Seller or any other person prior to the Closing Date; and

                         (xii) any obligations or liabilities arising out of or
                  relating to all claims and causes of action under federal, state and/or municipal civil rights and/or employment law statutes including, but without limitation, Title VII of the Civil Rights Acts of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Health & Safety Act, the National Labor Relations Act, or the Missouri Civil Rights Act for actions of Seller arising prior to the Closing Date.

SECTION 2. CLOSING, PAYMENT OF PURCHASE PRICE

         2.1 CLOSING DATE. On and subject to the conditions herein set forth, the closing with respect to the transactions provided for in this Agreement (the "CLOSING") shall take place at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, New York at 10:00 a.m., Eastern time, on the earlier of (x) June 30, 1997 or (y) such earlier date as shall be designated by Buyer on at least three business days prior written notice to Seller, or at such other time and place as shall be agreed upon by the parties hereto. The actual time and date of the Closing are herein referred to as the ("CLOSING DATE.")

         2.2 PRELIMINARY PURCHASE PRICE AND PAYMENT. As consideration for the Assets, and subject to the terms and conditions of this Agreement, including, without limitation, Sections 2.3 and 9.3, Buyer shall on the Closing Date (a) assume the Assumed Liabilities as provided in Section 1.5, (b) deposit the amount of $300,000 into an account to be maintained with Commerce Bank of Kansas City, N.A. (the "ESCROW AGENT"), pursuant to an Escrow Agreement to be entered into on or prior to the Closing Date among Buyer, Seller and the Escrow Agent, substantially in the form attached hereto as Exhibit B (the "ESCROW AGREEMENT") and (c) transfer to the order of Seller in immediately available funds an amount equal to the sum of $32,200,000 minus the amount by which the Preliminary Adjusted Net Asset Value (as defined below) is less than $10,100,000 or, if the Preliminary Adjusted Net Asset Value is greater than $10,100,000, plus the lesser of (x) the amount by which the Preliminary Adjusted Net Asset Value exceeds $10,100,000 or (y) $2,500,000 (the "Cap"). The sum of (b) and (c) is herein referred to as the "PRELIMINARY CASH PURCHASE PRICE."

         2.3 CASH PURCHASE PRICE ADJUSTMENT AND PAYMENT.

                  (a) Not later than four (4) business days prior to the Closing Date, Seller shall deliver to Buyer a certificate setting forth its good faith estimate of the Closing Balance Sheet (the "ESTIMATED CLOSING BALANCE SHEET"). The Estimated Closing Balance Sheet shall be derived from Seller's internal books and records. The amount of the Adjusted Net Asset Value reflected on the Estimated Closing Balance Sheet is hereinafter referred to as "SELLER'S ADJUSTED NET ASSET VALUE CALCULATION." Buyer shall have the right to review, approve and copy the computations and work papers (including accountant's work papers) and underlying books and records used in connection with Seller's preparation of the Estimated Closing Balance Sheet and the determination of Seller's Adjusted Net Asset Value Calculation and to have access to Seller's employees and accountants, and their respective books and records, in connection therewith. Seller's Adjusted Net Asset Value Calculation, with such changes, if any, as are agreed upon by Seller and Buyer not later than the business day prior to the Closing Date shall be referred to as the "PRELIMINARY ADJUSTED NET ASSET VALUE".

                  (b) Not later than the 45th day following the Closing Date, Buyer shall provide to Seller a certificate setting forth its good faith determination of the Closing Balance Sheet (the "BUYER'S CLOSING BALANCE SHEET"). The Buyer's Closing Balance Sheet shall be derived from the books and records of the Business. Seller will give Buyer and its representatives access during the normal business hours of Seller to the personnel, books and records of the Seller relating to the Business to assist Buyer in the preparation of Buyer's Closing Balance Sheet. Seller shall notify Buyer in writing ("SELLER'S DISPUTE NOTICE") within fifteen (15) days after receiving Buyer's Closing Balance Sheet if Seller disagrees with Buyer's calculation of the final Adjusted Net Asset Value, which notice shall set forth in reasonable detail each item which Seller disputes, the amount in dispute and the basis for its disagreement. Buyer will give Seller and its representatives access during the normal business hours of Buyer to the personnel, books and records of the Business to assist Seller in the preparation of Seller's Dispute Notice. If no Seller's Dispute Notice is received by Buyer within such fifteen (15) day period, Buyer's determination of the final Adjusted Net Asset Value as of the Closing Date as set forth in Buyer's Closing Balance Sheet shall be the final Adjusted Net Asset Value ("FANAV") and shall be final and binding on the parties and Buyer's Closing Balance Sheet shall be the Closing Balance Sheet.

                  (c) Seller and Buyer shall negotiate in good faith to resolve any disagreement with respect to the FANAV. To the extent Buyer and Seller are unable to agree with respect to the FANAV within thirty (30) days after the receipt by Buyer of the Seller's Dispute Notice, Buyer and Seller shall select a mutually acceptable partner at any "big six" accounting firm other than Arthur Andersen LLP, KPMG Peat Marwick LLP or Deloitte & Touche LLP mutually selected by Buyer and Seller (the "INDEPENDENT ACCOUNTING FIRM"), and submit their dispute to the Independent Accounting Firm. The Independent Accounting Firm will be requested to review only the disputed items identified in Seller's Dispute Notice and not previously resolved by Seller and Buyer. The Independent Accounting Firm shall resolve such dispute after reviewing written submissions of Buyer and Seller supporting their respective determinations of the items in dispute and stating each of their estimates of Adjusted Net Asset Value. The Independent Accounting Firm shall make an independent determination of all disputed items and then calculate a FANAV based upon such independent determination and Seller's and Buyer's determination of all amounts not in dispute. In its determination, the Independent Accounting Firm shall be entitled to rely on presentations prepared by Buyer and Seller. The decision of the Independent Accounting Firm shall be conclusive between, and final and binding on, the parties hereto. The fees and expenses of the Independent Accounting Firm will be paid by the party (either Buyer or Seller) whose calculation of the Adjusted Net Asset Value would result in a Cash Purchase Price that deviates the furthest from the final Cash Purchase Price determined based upon the Adjusted Net Asset Value as calculated by the Independent Accounting Firm. If the Closing Balance Sheet is not produced under the preceding subsection (b), then the Buyer's Closing Balance Sheet as adjusted by the final resolution of the dispute under this subsection shall be the Closing Balance Sheet and the Accountant's determination of the Adjusted Net Asset Value shall be the FANAV.

                  (d) Upon the final determination of FANAV in accordance herewith (i) Buyer shall pay to Seller the amount by which the Cash Purchase Price (as defined below) exceeds the Preliminary Cash Purchase Price or, (y) if the Cash Purchase Price shall be less than the Preliminary Cash Purchase price, Seller shall pay to Buyer the amount by which the Preliminary Cash Purchase Price exceeds the Cash Purchase Price, in either case, together with interest thereon from the Closing Date at a rate of interest equal to the prime rate established by The Chase Manhattan Bank, N.A., on the date of payment. In either case, such payment shall be made within five business days after all disputes, if any, have been resolved as set forth above, or, if Seller shall have accepted (or shall have been deemed to have accepted) Buyer's determination of the FANAV, within five business days after such acceptance. Such payment shall be made by wire transfer of immediately available funds to a bank account specified by the recipient not less than two business days prior to such payment date.

                  (e) "ADJUSTED NET ASSET VALUE" means, with respect to each of the Estimated Closing Balance Sheet, the Buyer's Closing Balance Sheet and the Closing Balance Sheet, the amount by which the assets exceed the liabilities reflected on such balance sheet.

                  (f) "CASH PURCHASE PRICE" shall mean the sum of (i) $32,200,000 plus (ii) the $300,000 escrow and (to the extent FANAV does not equal $10,100,000) (iii) minus the amount by which the FANAV is less than $10,100,000 or, if the FANAV is greater than $10,100,000, plus the lesser of (x) the amount by which the FANAV exceeds $10,100,000 or (y) $2,500,000.

                  (g) "CLOSING BALANCE SHEET" means a balance sheet of the Business reflecting the Assets and Assumed Liabilities as of the close of business on the day immediately preceding the Closing Date. Except as set forth in this Section 2.3(g), the Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles as in effect in the United States ("GAAP") as if such date were the Business's normal year end, applied on a basis consistent with the financial statements of the Business referenced in Section 3.1(d). Notwithstanding the foregoing, the Closing Balance Sheet (i) will contain a liability of $180,000 for post-retirement health and life insurance obligations for active employees of the Business (and no other liability for such obligations) if such obligations are assumed by Buyer in its sole discretion, (ii) will not contain any reserve for liabilities not being assumed by Buyer, (iii) will contain all accounts payable and other current liabilities as of the Closing incurred in the ordinary course of business of the type reflected in the Pro Forma Balance Sheet and (iv) will include all other liabilities and obligations of the Seller incurred in the ordinary course of business as of the Closing of the kind accrued or reserved for in the Pro Forma Balance Sheet. The Closing Balance Sheet will be prepared in the form of the balance sheet attached hereto as Schedule 2.3(g) (the "PRO FORMA CLOSING BALANCE SHEET"), which Pro Forma Closing Balance Sheet reflects the form of the Closing Balance Sheet as if the Closing Date had occurred on April 1, 1997.

         2.4  ALLOCATION OF PURCHASE PRICE.

                  (a) Buyer and Seller agree that they shall allocate the sum of the Cash Purchase Price and the Assumed Liabilities among the Assets and the covenant not to compete (set forth in Section 4.9 of this Agreement) as of the Closing Date on Internal Revenue Service ("IRS") Form 8594, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury regulations promulgated thereunder. The allocation described in the preceding sentence shall be determined by the joint agreement of Buyer and Seller based upon the fair market value of the Assets and such covenant not to compete, as of the Closing Date. Buyer shall provide Seller with a copy of Buyer's proposed fair market value allocation (the "ALLOCATION") as promptly as reasonably practicable; provided, however, that Buyer shall provide Seller with a copy of the Allocation within 30 days after the determination of the Cash Purchase Price pursuant to Section 2.3. In the event that Buyer and Seller are unable to agree on the Allocation within 90 days after the determination of the Cash Purchase Price pursuant to Section 2.3, a third-party appraiser jointly selected by Buyer and Seller, the cost of which shall be borne equally by Buyer and Seller, shall resolve all items with respect to the Allocation to which there is a dispute between the parties.

                  (b) Buyer and Seller shall timely file with the appropriate Tax authorities copies of the agreed upon IRS Form 8594 and shall use the Allocation in the preparation of all Tax Returns (including any attachments thereto) and for all other Tax purposes. In the event any party hereto receives notice of an audit in respect of the Allocation, such party shall notify the other party in writing as to the date and subject of such audit as promptly as reasonably practicable.

                  (c) If any Tax Return filed by Buyer or Seller relating to the transactions contemplated hereby is challenged by the Tax authority with which such Tax Return was filed on the basis of the Allocation, as finally adjusted, the filing party shall assert in good faith the validity and correctness of the Allocation and such party shall not agree to any adjustment to the Allocation without obtaining the prior written consent of the other party (which consent shall not be unreasonably withheld). If any such Tax Return is challenged as herein described, the party filing such Tax Return shall keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of such party with respect thereto.

         2.5 ACCOUNTS RECEIVABLE. All accounts received by Seller subsequent to 12:01 A.M., Kansas City Time, on the date of Closing and pertaining to the Business and/or the Assets, shall be the property of Buyer, and Seller shall promptly remit the same plus all documentation regarding said payment to Buyer.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller makes the following representations and warranties to Buyer:

                  (a) DUE ORGANIZATION, POWER; CAPACITY, GOOD STANDING, OWNERSHIP. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted by it. Seller has all requisite corporate and other power and authority to enter into this Agreement, the Assumption Agreement, the Trademark License Agreement, the Supply Purchase Agreement between Buyer and Seller whereby Buyer shall have the right to purchase certain raw materials with and through Seller for a fixed period of time as contemplated by
         Section 4.16 (the "SUPPLY PURCHASE AGREEMENT"), the Escrow Agreement and any other agreements contemplated hereby to which it is a party (collectively, the "SELLER ACQUISITION DOCUMENTS") and to perform its obligations hereunder and thereunder.

                  (b) AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Seller of this Agreement and the other Seller Acquisition Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been, and on the Closing Date each other Seller Acquisition Document will be, duly executed and delivered by Seller and this Agreement constitutes, and each other Seller Acquisition Document will upon execution and delivery thereof constitute, a legal, valid and binding obligation of Seller, enforceable against it in accordance with their respective terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (c) NO GOVERNMENTAL APPROVALS OR NOTICES REQUIRED; NO CONFLICT. Except for (1) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (2) provisions contained in Assumed Contracts which require the consent of third parties to the assignment thereof where the failure to obtain such consents would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) and none of which individually and all of which collectively are not material to the conduct of the Business, and (3) as set forth in Schedule 3.1(c), the execution, delivery and performance of this Agreement and the other Seller Acquisition Documents by Seller and the consummation by Seller of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any License (as defined in Section 3.1(g)), law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Seller, the Business or any of the Assets or the Assumed Liabilities and (ii) will not (with or without the giving of notice or the lapse of time or both) (x) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller under, or (y) result in the creation of any lien, mortgage, pledge, security interest, claim, charge or encumbrance or other restriction of any kind or nature (collectively, "LIENS") upon the Business or the Assets of Seller pursuant to the charter or by-laws of Seller, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Seller is a party or by which Seller, the Business or the Assets is bound.

                  (d) FINANCIAL INFORMATION, LIABILITIES.

                           (i) The audited balance sheets of the Business as at
                  December 31, 1995 and 1996 (such latest balance sheet being referred to herein as the "BALANCE SHEET") and the related statements of earnings, division equity and cash flows for each of the years in the three year period ending on December 31, 1996, copies of which have been furnished to Buyer and which are attached hereto as Schedule 3.1(d)(i)(a), present fairly the financial condition of the Business as at December 31, 1995 and 1996, and the results of its operations for each of the years in the three year period ending on December 31, 1996 (the "YEAR-END FINANCIAL STATEMENTS"). The balance sheet of the Business as at March 31, 1997 and the related statement of earnings of the Business for the three-month period then ended, copies of which have been furnished to Buyer and which are attached hereto as Schedule 3.1(d)(i)(b), present fairly the financial condition of the Business as at March 31, 1997 and the results of its operations for the three-month period ending on March 31, 1997 (the "INTERIM FINANCIAL STATEMENTS"). All Year-End Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, consistently applied. The Interim Financial Statements were prepared in accordance with GAAP consistently applied. Seller did not have with respect to the Business, at December 31, 1996, any material contingent obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment not reflected in the Balance Sheet or in a footnote thereto.

                          (ii) Except to the extent set forth in the Balance
                  Sheet, the Business does not have any liabilities or obligations (absolute, accrued, contingent or otherwise), whether due or to become due which would be required, in accordance with GAAP, to be set forth on a consolidated balance sheet of the Business, other than any such liabilities or obligations incurred since December 31, 1996 in the ordinary course of business consistent with past practice and, to the extent applicable, the requirements of Section 4.2.

                  (e) TITLE AND CONDITION OF PROPERTIES, ABSENCE OF LIENS. Except as specifically disclosed on the Schedules:

                           (i) Seller has, and Buyer on the Closing Date will
                  receive, good, marketable and insurable fee simple title to all real property, and good and marketable title to all personal property (tangible and intangible), constituting Assets, free and clear of all Liens, except (1) with respect to Assets leased, licensed or not owned by Seller or other contractual rights of Seller (and which are not reflected on the Balance Sheet or the Closing Balance Sheet as owned) for contractual restrictions or claims on such Assets pursuant to the lease, license or other Assumed Contract relating to such Assets and restrictions imposed by any law or regulation with respect to licenses, permits, copyrights, trademarks and the like, (2) Liens for current property taxes not yet due and payable or being contested in good faith by appropriate proceedings, (3) statutory liens of landlords, carriers, warehousemen, and other liens imposed by law incurred in the ordinary course of business for amounts not then delinquent and (4) with respect to real property, easements, rights-of-way, restrictions and other similar charges or encumbrances and other title defects or irregularities which, individually or in the aggregate, do not interfere with the ordinary conduct of the Business or the use of any such real property for its current uses or diminish the value of such real property for its current use ("PERMITTED LIENS").

                          (ii) All tangible Assets taken as a whole are in good
                  operating condition and state of repair (ordinary wear and tear excepted) other than machinery and equipment temporarily out of repair or out of service for routine maintenance in the ordinary course of the Business, and are adequate and sufficient for the current operations of the Business as conducted in the year ended December 31, 1996, and, subject to the last sentence of Section 3.1(f), conform to all applicable laws, statutes, ordinances and regulations.

                  (f) GOVERNMENTAL REGULATIONS. To the Seller's knowledge, the Seller is complying with all laws, statutes, rules, regulations, ordinances, decrees or orders of any federal, state, local or foreign authority applicable to the Business, including, without limitation, zoning, wage and hour, equal employment opportunity or occupational safety and health laws or regulations, and the Seller has and holds all governmental permits and authorizations necessary to entitle it to own and operate the properties of the Business and to conduct the operations of the Business. There are no proceedings pending or, to the best knowledge of Seller, threatened, or any notices received, with respect to a violation of any such law, rule, regulation, decree or order or which might result in the revocation, cancellation, suspension or adverse modification of any such governmental permits or authorizations. Seller makes no representation or warranty that the Real Property included in the Assets or the operations conducted thereon comply with requirements of the Americans with Disabilities Act (the "ADA").

                  (g) LICENSES AND GOVERNMENT APPROVALS. Schedule 3.1(g) includes all licenses, permits, approvals, consents, certificates of public convenience, orders, franchises and other authorizations of any federal, state, local or foreign governmental authority ("LICENSES") possessed by or granted to the Seller with respect to the Business or the Assets. Except as disclosed on Schedule 3.1(g), Seller is not aware of any impediment to the renewal of such Licenses. All such Licenses are valid and in full force and effect and no proceeding is pending or threatened seeking the suspension, modification, revocation or limitation of any such License. No other Licenses are required to permit the continued operation after the date hereof of the Business as now conducted, except where the failure to have such License, individually or in the aggregate, would not have a Material Adverse Effect (as defined below).

                  (h) CONTRACTS, LIST OF PROPERTIES, PERMITS AND OTHER DATA.
         Schedule 1.1(b) hereto accurately lists the following contracts, leases, agreements, plans and arrangements, whether written or oral, express or implied, or having any other legally binding basis undertaken by or for the Business and to which the Seller or any of its Affiliates is a party or by which they or any of their property is bound:

                           (1) any such contract, lease, agreement, plan or
                  arrangement involving commitments to others to make capital expenditures or purchases or sales involving $25,000 or more in any one case except commitments which may be terminated without liability or penalty by the Buyer on not more than 30 days' notice;

                           (2) any such contract, lease, agreement, plan or
                  arrangement relating to any direct or indirect indebtedness for borrowed money (including but not limited to loan agreements, lease-purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or any conditional sales contracts, chattel mortgages, equipment lease agreements, and other security arrangements with respect to personal property with a value in excess of $25,000 in each instance used or owned by the Seller;

                           (3) any such contract, lease, agreement, plan or
                  arrangement with or for the benefit, directly or indirectly, of any business or operation of the Seller or any Affiliate of the Seller that is not included within the Business and that is also for the benefit, directly or indirectly of the Business;

                           (4) any contract containing covenants limiting the
                  freedom of the Business to compete in any line of business with any person or in any area or territory;

                           (5) any license agreement, either as licensor or
                  licensee, or any other agreement of any type relating to any of the patents, trademarks or trade names or other assets listed on Schedule 1.1(a) hereto;

                           (6) any contract or arrangement of any kind
                  whatsoever, whether exclusive or otherwise, containing expressed terms and conditions with any sales agent, representative, franchisee or distributor of any of the products of the Business;

                           (7) any contract or arrangement of any kind
                  whatsoever which requires the payment of royalties in connection with the Business; and

                           (8) any other legally binding contract, lease,
                  agreement, plan or arrangement not of the type covered by any of the other items of this Section 3.1(h) which is not in the ordinary course of business or which is material to the business, operations, properties, liabilities, condition (financial or otherwise) or prospects of the Business.

                  True and complete copies of all documents (including all amendments thereto and waivers in respect thereof) referred to in the foregoing Schedules have been delivered or made available to Buyer. Summaries of all oral contracts listed on the foregoing schedules previously provided to the Buyer are correct and do not omit to state any fact necessary to make the statements therein complete or not misleading. No contract, agreement, plan or arrangement exists between the Seller and any other party based upon a past course of dealing. All contracts, agreements, leases, licenses, sublicenses, permits and franchises referred to in such Schedules are in full force and effect. Seller is not (and to the best knowledge of Seller, each other party thereto is not) in breach or default in the performance of any obligation thereunder, and, to the best knowledge of Seller, no event has occurred or has failed to occur whereby, with or without the giving of notice or the lapse of time or both, a default or breach will be deemed to have occurred thereunder or any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events which, either individually or in the aggregate, could not have a material adverse effect on the condition (financial or other), results of operations, assets, properties or prospects of the Business, the Assets or the Assumed Liabilities or have a material adverse effect on Seller's ability to perform its obligations hereunder or under any other Seller Acquisition Document (each of such effects is herein called a "MATERIAL ADVERSE EFFECT").

                  (i) REAL ESTATE. Schedule 1.1(c), Schedule 1.1(d) and Schedule 3.1(i) hereto accurately list all real property relating to the Business owned or leased by the Seller ("REAL PROPERTY") and identify whether each such item of Real Property is owned or leased by Seller. Except as disclosed on such Schedules and in the Title Commitment and the Survey to be delivered to Buyer pursuant to
         Section 4.15:

                           (1) The Seller has good and marketable title to all
                  such owned Real Property and good and valid leasehold interests in all such leased Real Property, in each case free and clear of all Liens except for Permitted Liens and as set forth on Schedule 3.1(i).

                           (2) There are no condemnation proceedings or eminent
                  domain proceedings of any kind pending or, to the best knowledge of the Seller, threatened against the Real Property.

                           (3) To the knowledge of Seller all of the Real
                  Property is occupied under a valid and current certificate of occupancy or similar permit, if required, the sale of the Assets hereunder will not, except as required by the City of Kansas City, Missouri, require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the Real Property from being occupied and used by the Seller after the Closing Date in the same manner as before.

                           (4) All improvements on the Real Property constructed
                  by or on behalf of the Seller or any other person were constructed in compliance with all then applicable federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such Real Property.

                           (5) All improvements on the Real Property and the
                  present use and conditions thereof do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals and, to the knowledge of seller, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property by the Seller are required by any governmental agency having jurisdiction over the Real Property, it being understood that Seller makes no representation concerning the transferability of Seller's existing licenses and permits or those which Buyer may be required to obtain.

                           (6) All improvements on the Real Property are wholly
                  within the lot limits of such Real Property and do not encroach on any adjoining premises and there are no encroachments on any Real Property by any improvements located on any adjoining premises.

                           (7) There have been no improvements made to or
                  constructions on any Real Property within the period provided by law for the filing of mechanic's liens except in the ordinary course of the Business.

                           (8) The Seller enjoys peaceful and quiet possession
                  of each parcel of Real Property, and there is not under any lease of any of the leased Real Property (a "LEASE") any default by the Seller thereunder or any condition which notice or the passage of time or both would constitute such a default, and Seller has not received notice asserting the existence of any such default or condition. Seller has no knowledge of any default under any Lease by the landlord thereunder.

                           (9) The Seller has heretofore furnished to the Buyer
                  a true and complete copy of each Lease and all amendments thereto pertaining to any leased Real Property.

                            (10) Each Lease is valid and binding and in full
                  force and effect.

                           (11) The rental set forth in each Lease is the actual
                  rental being paid, and there are not separate agreements or understandings with respect to the same.

                            (12) There are no renewal options contained in the
                  respective Leases.

                           (13) Neither the execution of this Agreement nor the
                  sale of the Assets hereunder shall cause a default under any Lease or require the prior written consent of any landlord under any Lease.

                  (j) LEGAL PROCEEDINGS. There is no litigation, proceeding or governmental investigation to which Seller is a party pending or, to the best knowledge of Seller, threatened against it that relates to the Business, the Assets, the Assumed Liabilities or the transactions contemplated by this Agreement which could, either individually or in the aggregate, result in a Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. Seller is not in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against Seller or with respect to the Business or any of the Assets, except for such violations which could not, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of Seller, there are no facts which would provide a basis for any successful prosecution of any such litigation, proceeding or investigation.

                  (k) INSURANCE. The properties and assets of Seller which are of an insurable character and are used or useful in the Business are insured against loss or damage by fire or other risks, and Seller maintains liability insurance, to the extent and in the manner and covering such risks as is customary for companies engaged in a business similar to the Business or owning assets similar to the Assets. The coverage under each such policy and binder is in full force and effect, and no notice cancellation or nonrenewal with respect to any such policy or binder has been received by Seller. Schedule 3.1(k) lists insurance maintained by Seller on the Assets and with respect to the employees and representatives of the Business and the operations of the Business.

                  (l) LABOR. Except as set forth on Schedule 3.1(1), (i) there have been no labor strikes, grievances, slow-downs, work stoppages, administrative, arbitration or court proceedings or other material labor controversies or disputes during the past three (3) years, nor is any such strike, grievance, slow-down, work stoppage administrative, arbitration or court proceeding or other material labor controversy or dispute pending or, to the best knowledge of Seller, threatened between Seller and any of the employees, prospective employees, former employees, retirees or labor unions now employed or formerly employed by the Business or affecting the Business, (ii) no unfair labor charges or complaints have been filed against Seller with respect to its operations related to the Business, and Seller has not received any notice or communication reflecting an intention or a threat to file any such charges or complaints, (iii) Seller is not party to any labor contract, collective bargaining agreement ("CBA"), contract, letter of understanding or, to Seller's knowledge, any other agreement, formal or informal with any labor union or organization respecting the operation of the Business, nor are any of the employees of the Business represented by any labor union or organization nor have there been any labor union organizing activities at the facilities of the Business within the last three (3) years, (iv) Seller has paid in full to all of its employees now employed or formerly employed by the Business all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees, (v) Seller has not closed any facility, effectuated any layoffs within the meaning of the Worker Adjustment & Retraining Notification Act ("WARN") of employees or implemented any early retirement, separation or window program within the past three years with respect to its operations related to the Business, nor has Seller planned or announced any such action or program relating to the Business other than as contemplated by the Transaction for the future,
         (vi) no promises of benefit improvements under the Plans (as defined in Section 3.1(r) have been made by Seller or any Affiliate thereof to any employee now employed or formerly employed by the Business of Seller, and (vii) Seller is not party to any written and/or undisclosed severance benefit applicable to any employees of the Business except as referred to in Schedule 3.1(l), Section 6 or Section 6.1.

                  Seller has provided to Buyer true, correct and complete copies of the executed CBAs relating to the Business, including true, correct and complete copies of any and all written modifications and interpretations thereof and descriptions of any and all oral modifications and interpretations thereof. No representations have been made by Seller or its employees or agents to employees of Seller with respect to Buyer's intentions to employ, or not to employ, any of Seller's employees, or to assume, or not to assume, any CBA, or to change or to maintain any wages or benefits. Seller has or will notify any labor union or organization representing any of its employees of the decision to sell and will satisfy its obligations, if any, to negotiate concerning that decision and its obligation to bargain concerning the effects of that decision.

                  Between December 31, 1996 and the date hereof, no person employed by the Business was transferred to any other business or operation of Seller or any of its Affiliates.

                  (m) ACCOUNTS RECEIVABLE. Seller's accounts receivable reflected on the Balance Sheet are, and those reflected on the "FINAL CLOSING BALANCE SHEET" will be valid receivables arising in the ordinary course of business. No person or entity has any lien on such receivables or any part thereof, no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables and to the knowledge of Seller such receivables are not subject to any valid counterclaims or setoffs.

                  (n) INVENTORIES. The inventories of the Business reflected on the Balance Sheet (except the inventories which have been sold or disposed of in the ordinary course of business since the date of the Balance Sheet and except for excess and obsolete inventory which has been written off) and the inventories thereafter acquired or manufactured in connection with the Business and not subsequently sold or disposed of in the ordinary course of business do, and the inventories reflected on the Final Closing Balance Sheet will, consist of items of a quality and quantity which in the aggregate are (i) usable in the ordinary course of the Business or (ii) saleable in the ordinary course of the Business at net realizable values (i.e., normal selling price less all applicable discounts, commissions and shipping costs) not less than their respective book value amounts. Inventory on the Balance Sheet is, and Inventory on the Final Closing Balance Sheet will be, except for obsolete and below-standard quality inventory described below, stated at the lower of cost (determined by the FIFO method) or market in accordance with GAAP, consistently applied. The value of excess and obsolete inventory and inventory of below standard quality reflected on the Balance Sheet has been, and to be reflected on the Final Closing Balance Sheet will be, written down to net realizable marketable value or written off or adequate reserves in accordance with GAAP, consistently applied, have been provided therefor. The inventory on hand is, and as of the Closing Date shall be, at levels consistent with expected customer demand and consistent with the Business's past practice.

                  (o) PRODUCT AND SERVICE WARRANTY. Each product repaired or delivered and each service rendered by the Business has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither Seller nor any of its Affiliates has any liabilities or obligations for replacement or repair thereof or other damages in connection therewith in excess of past custom and practice. No product repaired or delivered or service rendered by the Business prior to the date hereof is subject to any guaranty, warranty or other indemnity for a term in excess of the periods specified on express warranties delivered to Buyer hereunder from the date such product was repaired or delivered or such service rendered. Prior to the date hereof, Seller has delivered to Buyer copies of the standard terms and conditions of sale for products delivered and services rendered by the Business (containing applicable guaranty, warranty, and indemnity provisions).

                  (p) INTELLECTUAL PROPERTY. Seller has, and will transfer to Buyer on the Closing Date, good and marketable title to all the Intellectual Property, free and clear of all Liens, except as provided for in Section 1.2(f) above. No claims have been asserted against Seller to the effect that the use of the Intellectual Property by Seller infringes on any intellectual property of any other person. The use of all Intellectual Property by Seller (and by Buyer in connection with the operation after the Closing of the Business in the manner currently operated) does not (and will not, as of the Closing Date) infringe on the rights of any person. There is no infringing use of any of such trademarks and trade names (or brandmarks, brand names or trade dress) or infringement of any of such copyrights and patents by any other person, either within or outside the United States. Seller owns or has a license to use all Intellectual Property used in the Business as presently conducted.

                  (q) COMPLIANCE WITH LAW AND REQUIREMENTS. Except as set forth in Schedule 3.1(q), Seller has conducted the Business in compliance with all applicable laws, ordinances, regulations, rights of concession, licenses, know how or other proprietary rights of others, the failure to comply with which could, individually or in the aggregate, have a Material Adverse Effect.

                  (r) EMPLOYEE BENEFIT PROGRAMS. Except as otherwise provided in
         Schedule 3.1(r):

                           (i) Schedule 3.1(r) sets forth all of the "employee
                  benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment, change-in-control, incentive, deferred compensation and severance policies, plans and arrangements, and all other employee benefit, fringe benefit plans and programs maintained or contributed to by the Seller with respect to current or former employees of the Business (the "PLANS"). Seller has provided or made available to Buyer (a) a copy of each of the Plans, including all amendments thereto,
                  (b) any trust agreements thereunder, (c) each summary plan description, (d) the most recent favorable determination letter issued by the Internal Revenue Service, if applicable, and (e) for the three most recent years, the Form 5500 and attached schedules, audited financial statements, and actuarial valuation reports.

                          (ii) To the knowledge of Seller, each Plan is in all
                  material respects, in compliance with the applicable requirements of law, including, if applicable, ERISA and the Code, and has been established and administered in accordance with its terms.

                         (iii) Each Employee Pension Benefit Plan which is
                  intended to qualify under Section 401(a) of the Code has received a favorable determination letter that it is so qualified, and, to the knowledge of Seller, no facts or circumstances exist which would cause any of such favorable determination letters to be revoked. In addition, to the knowledge of Seller, no such Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), and to the knowledge of Seller, no "reportable event" (as defined in Section 4043(c) of ERISA) has occurred with respect to any such Plan.

                          (iv) Except as set forth in Schedule 3.1(r), and to
                  the knowledge of Seller, no plan or arrangement exists which would be reasonably likely to result in the payment to any employee or former employee of the Business of any money or other property or rights or accelerate or provide any other rights or benefits to any employee or former employee of the Business as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code, and there are no contracts, agreements or other arrangements which would be reasonably likely to result in the payment to any such employee of an excess parachute payment" as that term is used in Section 280G of the Code.

                           (v) Except as set forth in Schedule 3.1(r). Seller
                  has not contributed to or participated in any pension plan which is a "multiemployer plan", as defined in Section 3(37) of ERISA, or in any "multiple employer" plan within the meaning of Section 4063 or 4064 of ERISA, in respect of Business employees.

                          (vi) To the knowledge of Seller all contributions with
                  respect to employees of the Business required to be made on or prior to Closing under the terms of any Plan have been (or will by Closing be) timely made by Seller.

                         (vii) There are no pending or, to the knowledge of
                  Seller threatened, claims (other than with respect to benefits in the normal course), lawsuits, investigations, administrative proceedings or other actions arising out of, or in connection with the operation or administration of any Plan with respect to the Business or the employment of any current or former employee of the Business.

                        (viii) As of March 31, 1997, the assets of the Seller's
                  Pension Plan for Hourly Paid Factory Employees of the Kansas City Plant are at least equal in value to the present value of the vested and unvested accrued benefits obligations, based on actuarial assumptions of Seller's actuaries as contained in the January 1, 1997 actuarial valuation; provided that this warranty shall not be deemed to have been given unless Buyer in its sole discretion assumes the Pension Plan. Between March 31, 1997 and the Closing Date there will have been no material adverse change in the funding of the Pension Plan.

                  (s) CERTAIN FEES. Neither Seller nor any of its respective officers, directors or employees or Affiliates has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except for fees to be paid by Seller to George K. Baum & Co., which fees and all related expenses shall be the responsibility of Seller.

                  (t) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996 and except as otherwise disclosed herein or set forth in Schedule 3.1(t) or the other Schedules hereto, there has not been (i) any Material Adverse Effect with respect to the Business, the Assets, the Assumed Liabilities or in the condition (financial or other), results of operations or prospects of the Business, (ii) any material damage, destruction or loss relating to the Business or the Assets, whether or not insured, (iii) any liability created or incurred which Buyer will assume under the Assumption Agreement except for liabilities accruing after December 31, 1996 in the ordinary course of business in a manner consistent with past practice and, to the extent applicable, the requirements of
         Section 4.2, (iv) any Lien created on any Asset except Permitted Liens,
         (v) any increase in, or commitment or plan adopted to increase, the wages, salaries, compensation, pension or other benefits or payments to any of the Business's employees, (vi) any capital expenditures or commitment to make any such expenditures with respect to the Assets or as to which Buyer will become obligated after the Closing pursuant to the Assumption Agreement, except (A) with respect to any such expenditures or commitments incurred prior to the date hereof, to the extent such expenditures and commitments do not exceed $200,000 in the aggregate and (B) with respect to any such expenditures or commitments incurred on or after the date hereof as permitted under Section 4.2,
         (vii) any condemnation proceedings commenced with respect to any Asset or notice received by Seller as to the proposed commencement of any such proceedings, (viii) any rights of substantial value knowingly waived with respect to the Assets or the Business or (ix) any sale or transfer of any Assets other than dispositions of inventory and obsolete or worn out equipment in the ordinary course of business. Since December 31, 1996, other than acts relating to the transactions contemplated by this Agreement, the Business has been conducted in all significant respects only in the ordinary course, consistent with past practice and, to the extent applicable, Section 4.2.

                  (u) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.1(u), with respect to the Business and the Assets: (i) Seller complies and has complied in all material respects with all applicable Environmental Laws, and possesses and complies in all material respects with and has possessed and complied with all Environmental Permits;
         (ii) there are and have been no Materials of Environmental Concern, or, to the knowledge of Seller other conditions, at any property owned or leased by Seller and included in the Assets that could give rise to any liability under any Environmental Law or result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which Seller is, or to the knowledge of Seller will be, named as a party is pending or, to the knowledge of Seller, threatened, nor is Seller the subject of any investigation in connection with any such proceeding or potential proceeding; (iv) there are no past or present conditions, circumstances, practices, plans, or legal requirements that to the knowledge of Seller would be expected to prevent, or materially increase the burden on the Business of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; and
         (v) Seller has provided to Buyer true and complete copies of all Environmental Reports relating to the Business in its possession or control.

                           "ENVIRONMENTAL LAWS" shall mean any and all laws,
                  rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

                           "ENVIRONMENTAL PERMITS" shall mean any and all
                  permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                           "ENVIRONMENTAL REPORT" shall mean any report, study,
                  assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under or cost arising out of, any Environmental Law that may in any way affect the Business or the Assets.

                           "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any
                  gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants and radioactivity, and any other substances of any kind that are regulated pursuant to or could give rise to liability under any Environmental Law.

                  (v) ENTIRE BUSINESS. The Assets, when taken together with the Excluded Assets listed in Section 1.2 hereof, constitute all of the properties, assets and other rights of Seller and its Affiliates used in or necessary for the conduct of the Business as currently conducted. On the Closing Date, subject to the provisions hereof, Seller will transfer to Buyer all of the properties, assets and other rights used in or necessary for the conduct by Buyer of the Business as currently conducted by Seller, except for the Excluded Assets listed in Section
         1.2 hereof.

                  (w) TAX MATTERS. All Tax Returns required to be filed by Seller on or before the Closing Date with respect to the Business or its activities, properties or employees have been or shall be timely filed and all Taxes which are due or which may be claimed to be due with respect to the Business or its activities, properties or employees have been or shall be timely paid or accrued within the prescribed period, including any extension thereof. All such Tax Returns are complete and accurate in all material respects. There are no Liens upon any of the Assets in respect of Taxes except for Liens for current Taxes that are not yet due and payable. All Taxes required to be withheld by Seller with respect to the Business or its activities, properties or employees have been withheld and paid over to the appropriate Tax authority. Seller (or any predecessor of Seller) is not a party to and has not received any notice with respect to any proposed or pending action by any governmental authority for assessment or collection of Taxes with respect to the Business or its activities, properties or employees, nor is Seller a party to any dispute or threatened dispute in which action or dispute an adverse determination reasonably could be expected to result in a foreclosure of the Assets and no such claim for assessment or collection of Taxes has been made upon Seller. Seller is not a "foreign person" within the meaning of section 1445 of the Code, and Seller will furnish Buyer with an affidavit that satisfies the requirements of section 1445(b)(2) of the Code. For purposes of this Agreement, (i) the term "TAX" or "TAXES" shall mean all United States federal, state, provincial, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, net worth, intangible, privilege, business, license, transfer, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts, (ii) the term "TAX RETURNS" shall mean any return (including any consolidated combined or unitary return), declaration, estimated, installment, report, claim for refund or information return or statement relating to Taxes which is required to be filed with the appropriate governmental agency, including any schedule or attachment thereto, and including any amendment thereof and (iii) the term "TAX AUTHORITY" shall mean any authority having jurisdiction over Taxes.

                  (x) AFFILIATE TRANSACTIONS. Except as set forth in Schedule 3.1(x), there are no agreements, arrangements, undertakings or other transactions between the Business and any other division or business of Seller or any Affiliate of Seller (including, without limitation, any owner of capital stock of Seller).

                  (y) DISCLOSURE. Section 3.1 of this Agreement and the related Schedules hereto contain no untrue statement of any material fact nor omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                  (a) DUE ORGANIZATION AND POWER. Buyer is a corporation duly organized and validly existing under the laws of the State of Indiana. Buyer has all requisite corporate and other power and authority to enter into this Agreement, the Assumption Agreement, the Trademark License Agreement, the Supply Purchase Agreement, the Escrow Agreement and any other agreement contemplated hereby to which it is a party (collectively, the "BUYER ACQUISITION DOCUMENTS") and to perform its obligations hereunder and thereunder. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any asset, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing could not have an adverse effect on the ability of Buyer to perform its obligations hereunder or under any other Buyer Acquisition Document.

                  (b) AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Buyer of this Agreement and the other Buyer Acquisition Documents and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been, and on the Closing date each other Buyer Acquisition Document will be, duly executed and delivered by Buyer and this Agreement constitutes, and each other Buyer Acquisition Document will upon execution and delivery thereof constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles

         (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (c) GOVERNMENTAL APPROVALS; NO CONFLICT. Except for the expiration or termination of all applicable waiting periods under the HSR Act and as set forth in Schedule 3.2(c), the execution, delivery and performance of this Agreement and the other Buyer Acquisition Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Buyer or its assets or properties and (ii) will not (with or without the giving of notice or the lapse of time or both)
         (x) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer under, or (y) result in the creation of any Liens upon the assets or properties of Buyer pursuant to the charter or by-laws of Buyer or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Buyer is a party or by which Buyer or any of its assets or properties is bound.

                  (d) BROKERS' FEES. Neither Buyer nor any of its officers, directors or employees, on behalf of Buyer, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except for fees to be paid by Buyer to American Securities Capital Partners, L.P., which fees and all related expenses shall be the responsibility of Buyer.

                  (e) DISCLOSURE. Section 3.2 of this Agreement and the related Schedules hereto contain no untrue statement of any material fact nor omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (f) FINANCING. Buyer has delivered to Seller a copy of a bank commitment received by Buyer from KeyBank, N.A. in such amount and for such duration so as to enable Buyer, without disruption of the Closing schedule contemplated by this Agreement, to consummate the purchase of the Assets for the Cash Purchase Price and under the payment and other terms described in this Agreement. Although Buyer may be planning a public offering of its capital stock, Buyer warrants that the transactions contemplated by this Agreement are not dependent upon the progress or success of any such offering.

                  (g) CONFIDENTIAL INFORMATION. Buyer warrants and represents that the requirements of Section 4.12 concerning Confidential Information have been and will be satisfied through any termination or Closing of the transactions contemplated by this Agreement.

         3.3 SURVIVAL OF REPRESENTATIONS. The representations and warranties contained in Sections 3.1 and 3.2 of this Agreement shall survive the Closing until April 30, 1998, at which time they shall terminate, provided that the representations and warranties contained in Sections 3.1(a), 3.1(b), 3.1(e)(i), 3.1(u), 3.1(w), 3.2(a) and 3.2(b) shall survive indefinitely and shall not terminate. The Escrow shall be terminated on April 30, 1998, and all funds contained therein at such date shall be paid to the Seller.

         3.4 DISCLOSURE SCHEDULES. Any matter disclosed on any Schedule to
Section 3.1 (the "EXPRESS DISCLOSURE SCHEDULE") will be deemed disclosed and incorporated by reference onto all other Schedules of Section 3.1 to which such matter is applicable (the "OTHER DISCLOSURE SCHEDULES") if the specific matter which is disclosed on the Express Disclosure Schedule also must be disclosed on the applicable Other Disclosure Schedule.

SECTION 4. AGREEMENTS

         4.1 ACCESS TO INFORMATION. Prior to Closing, Seller agrees to (a) give or cause to be given to Buyer and its employees, advisors and other representatives such access, during normal business hours, to the offices, employees, properties, books and records of Seller and its Affiliates relating to the Business, the Assets and the Assumed Liabilities as Buyer may from time to time reasonably request and (b) furnish or cause to be furnished to Buyer such financial and operating data and other information with respect to the Business, the Assets and the Assumed Liabilities as Buyer may from time to time reasonably request. After the Closing Date, Buyer shall, at reasonable times, permit Seller to make reasonable examination of the books and records of the Business relating to time periods ending at or prior to the Closing Date and shall permit Seller to make copies of the relevant portions of such books and records at Seller's expense, in each case to the extent necessary for Seller or its Affiliates to comply with applicable legal, tax or accounting requirements. After the Closing Date, Seller shall, at reasonable times, permit Buyer to make reasonable examination of the books and records of the Seller relating to the Business and shall permit Buyer to make copies of the relevant portions of such books and records at Buyer's expense to the extent necessary for Buyer or its Affiliates to comply with applicable legal, tax or accounting requirements.

         In addition to the foregoing, (A) Buyer shall make available to Seller at Seller's expense (x) all documents and records of the Business for copying and inspection and (y) all Buyer personnel employed or formerly employed by the Business to interview or use as a witness, which Seller shall reasonably request for the prosecution or defense of any claim or demand arising out of or relating to any Excluded Liability or Excluded Assets of the Business or to otherwise satisfy its obligations to Buyer under Section 8.1 and (B) Seller shall make available to Buyer at Buyer's expense (x) all documents and records relating to the Business for copying and inspection and (y) all Seller personnel formerly employed by the Business to interview or use as a witness, which Buyer shall reasonably request for the prosecution or defense of any claim or demand arising out of or relating to any Assets or the Business or to otherwise satisfy its obligations to Seller under Section 8.2. Any use of Buyer's personnel by Seller, or Seller's personnel by Buyer, for more than one half a day shall be charged at a per diem rate equal to a pro rata portion of the employee's total compensation, plus any travel expenses.

         4.2 CONDUCT OF THE BUSINESS. Seller agrees that, except as expressly required by this Agreement or otherwise consented to in writing by Buyer, during the period commencing March 31, 1997 and ending on the Closing Date, Seller shall, and shall cause its Affiliates to, with respect to the Business, the Assets and the Assumed Liabilities:

                  (a) operate the Business only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the Business;

                  (b) maintain its inventory of supplies, parts and other materials and keep its books, accounts, files and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply with and perform in all material respects all laws and contractual and other obligations applicable to the Business, the Assets or the Assumed Liabilities;

                  (c) maintain in full force and effect adequate insurance with respect to the Business, the Assets and the employees of the Business covering risks customarily insured by similar businesses;

                  (d) not (i) enter into any contract, agreement or other commitment which is not terminable by the parties upon 30 days' notice or less and without penalty or which involves aggregate consideration in excess of $25,000 except as set forth in Schedule 4.2(d) and except for purchases and sales of inventories in the ordinary course of business consistent with past practice, (ii) amend, supplement, waive or otherwise modify any contract or agreement included in the Assets, other than in the ordinary course of business consistent with past practice or (iii) permit any of its Affiliates to do, or agree, in writing or otherwise, to do, any of the foregoing;

                  (e) except as set forth on Schedule 4.2(e) or as required by applicable law or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, not (i) increase the compensation or fringe benefits of any of the Business's officers or employees, except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (ii) except in the ordinary course of business grant any severance or termination pay, (iii) hire, except in the ordinary course of business, any new employees or consultants, or (iv) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any past or present officers or employees;

                  (f) not (i) dispose of or abandon any of the Assets, other than the disposition of obsolete or worn-out equipment or machinery in the ordinary course of business, consistent with past practice, (ii) enter into or engage in any transaction with or for the benefit of any other division or business of Seller or any Affiliate of Seller except as is required by an existing written agreement set forth in Schedule 3.1(x) or (iii) permit any of its Affiliates to do, or agree, in writing or otherwise, to do, any of the foregoing;

                  (g) not (i) permit or allow any of the Assets to become subject to any Liens, except for Permitted Liens, (ii) waive any material claims or rights relating to the Business or the Assets, (iii) grant any increase in the compensation or benefits of the employees of the Business (including any such increase pursuant to any deferred compensation, severance, bonus, pension, profit-sharing or other plan or commitment) except for annual salary increases in the ordinary course of business consistent with past practice, except as otherwise required by applicable law, (iv) establish, enter into or adopt any employment agreement or collective bargaining agreement with employees of the Business or other Employee Benefits Programs or modify or terminate any Employee Benefits Programs or (v) permit any of its Affiliates to do, or agree, in writing or otherwise, to do, any of the foregoing;

                  (h) not acquire or agree to acquire outside the ordinary course of business any assets that are material, individually or in the aggregate, to the Business, or make or agree to make any capital expenditures except for capital expenditures not in excess of $25,000 for any individual expenditure and $100,000 in the aggregate;

                  (i) not pay, discharge or satisfy any claims, liabilities or obligations of the Business (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof (including scheduled principal payments on the Seller Indebtedness), or transfer any rights of material value of the Business or modify or change in any material respect any existing license, lease, contract or other document relating to the operations of the Business, other than in the ordinary course of business consistent with past practice;

                  (j) not change any material accounting principle that would affect the Balance Sheet or Final Closing Balance Sheet;

                  (k) not acquire or agree to acquire, by merging or consolidating the Division with, or by using any of the Assets to purchase a substantial portion of the stock or assets of, or by incurring a liability which is an Assumed Liability, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (l) not (i) incur any indebtedness for borrowed money, or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Seller, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, where any such action under clause
         (i) or (ii) would create an Assumed Liability or have a Material Adverse Effect; and

                  (m) not authorize any of, or commit or agree to take any of, the foregoing actions.

         4.3 FURTHER ACTIONS. Subject to the terms and conditions hereof, Seller and Buyer agree to use their reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts (without payment of money, commencement of litigation, the assumption of any material obligation or the entering of any agreement to divest or hold separate any assets): (i) to obtain at the earliest practicable date prior to the Closing Date (pursuant to instruments reasonably satisfactory to Buyer in form and substance) all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts, leases, licenses or agreements with Seller or its Affiliates as are necessary for the consummation of the transactions contemplated hereby (including, without limitation, the expiration or termination of all applicable waiting periods under the HSR Act);
(ii) to effect all necessary registrations and filings (including, without limitation, all filings under the HSR Act); (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to obtain, prior to the Closing Date, all governmental licenses, permits, consents, approvals, authorizations, qualifications and orders as are necessary in order to enable Buyer to conduct the Business in the ordinary course as of and from the opening of business on the Closing Date. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any consent or approval is not obtained with respect to any contract, lease, license or agreement as contemplated above, this Agreement shall not constitute an assignment or an attempted assignment thereof and the failure to obtain such consent shall not be deemed a breach by Seller of any obligation hereunder so long as reasonable arrangements may be made as otherwise contemplated in this paragraph. In each such case, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to (i) provide for Buyer the benefits under any such contract, lease, license or agreement, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party or otherwise and (ii) insure performance by Buyer of Seller's obligations thereunder to the extent Buyer receives such benefits. If and to the extent that such arrangement cannot be made, Buyer shall not have any obligation with respect to any such contract, lease, license or agreement. Seller shall vacate and cease to occupy as of the close of business on the Closing Date all Real Property included in the Assets used and shall deliver possession of all such Real Property to Buyer as of the close of business on the Closing Date, except for office space leased to Bucon at the Kansas City Plant.

         4.4 ANTITRUST LAWS. The Buyer and the Seller shall each file with the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") any notifications required to be filed by themselves or their respective "ultimate parent" companies (as such term is defined in the HSR Act and the regulations promulgated thereunder) under the HSR Act with respect to the transactions contemplated by this Agreement. Subject to the terms of this Agreement the parties hereto will use their respective best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Each party hereto shall promptly inform the other of any material communication from the FTC, the Antitrust Division or any other domestic or foreign governmental authority regarding the sale of the Business or any of the other transactions contemplated by this Agreement. If either party hereto or any of their respective Affiliates receives a request for additional information or documentary material from any such government or authority with respect to the sale of the Business or the other transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party hereto, an appropriate response in compliance with such request.

         4.5 NOTIFICATION. Seller shall notify Buyer and keep it advised of (i) any litigation or administrative proceeding pending or, to the best knowledge of Seller, threatened against Seller or affecting the Business which could, if adversely determined, have a Material Adverse Effect, (ii) any material damage or destruction of any of the Assets, and (iii) any material adverse change in the Business or the condition (financial or other), results of operations, assets or prospects of Seller or the Business.

         4.6 NO INCONSISTENT ACTION. Subject to Sections 7.1 and 7.2, the parties hereto shall not take any action inconsistent with their obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement. None of the parties hereto shall take or omit to take any action that could result in any of their respective representations and warranties not being true in all material respects on the Closing Date.

         4.7 REPRESENTATIONS AND WARRANTIES. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller prior to the Closing, of (a) any representation or warranty made by it or them contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any material respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (b) the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this agreement.

         4.8 EXECUTION OF ADDITIONAL ACQUISITION AGREEMENTS. On the Closing Date, each of the Buyer and Seller shall execute and deliver each of the Assumption Agreement, the Trademark License Agreement, the Supply Purchase Agreement and the Escrow Agreement (the "ADDITIONAL ACQUISITION AGREEMENTS").

         4.9 COVENANT NOT TO COMPETE.

                  (a) In consideration of the Buyer entering into this Agreement with the Seller, the Seller hereby agrees effective as of the Closing Date, and for a period of five years thereafter (the "NONCOMPETE PERIOD"), that the Seller shall not, and the Seller shall cause each of its controlled Affiliates to not, directly or indirectly, either for itself or through any other Person, engage in, or provide any technical or marketing assistance to, or permit its name to be used by any enterprise engaging in, the production, sale or distribution anywhere in the world of any grain storage bin or of any grain conditioning or handling equipment of the general type produced, sold or distributed by the Business on the date hereof (collectively, "Relevant Products"). For purposes of this Agreement, the phrase "directly or indirectly engage in" shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer of otherwise, and shall include any direct or indirect participation in such enterprise as a consultant, licensor of technology or otherwise. Notwithstanding the foregoing, the provisions of this Section 4.9 shall not prohibit the direct or indirect acquisition by the Seller or any of its Affiliates of less than 5% of the outstanding voting securities of any publicly-traded corporation. Seller agrees that this covenant is reasonably designed to protect Buyer's substantial investment and is reasonable with respect to its duration, geographical area and scope. Notwithstanding the foregoing, Buyer and Seller acknowledge that Seller is in the business of manufacturing and distributing throughout the world farm buildings and other commercial structures with wooden or structural steel frames which may be used and are used for the "flat storage" and handling of grain or other materials and that such activities are not intended to be prohibited by this Section 4.9. Buyer also agrees that no business activity of Seller as described in its 1996 Annual Report to Stockholders and in its Form 10-K for the year ended December 31, 1996, involves any activity proscribed by this Section 4.9 other than the activities of the Business and that following the Closing Seller may continue to engage in all of its other businesses as now conducted. Buyer also acknowledges that Seller distributes farm buildings with wooden or structural steel frames used for grain storage and other products not included within the Business through dealers and other agents that also market, distribute and erect grain bins and grain drying and handling equipment for the Business and that this covenant is not intended to cause Seller to terminate its relationships with any such dealers or agents, to preclude such dealers or agents from continuing to use the Butler name and trademark (other than in connection with the sale of Relevant Products which are labelled with a trademark or tradename subject to the Trademark License Agreement or which otherwise purport to be Seller's products) or to otherwise cease the conduct of such activity.

                  (b) Notwithstanding the foregoing, if at any time a court holds that the restrictions stated in this section are unreasonable or otherwise unenforceable under circumstances then existing, Buyer and Seller agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Buyer and Seller agree that money damages will be an inadequate remedy for any breach of the agreements described in this section. In the event of a breach or threatened breach of the agreements described in this section, the Buyer or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

         4.10 TERMINATION OF AFFILIATE TRANSACTIONS. Except as disclosed on
Schedule 4.10, all agreements, arrangements, undertakings or other transactions set forth in Schedule 3.l(x) shall be terminated on or prior to the Closing Date at no cost to the Business or Buyer.

         4.11 CUSTOMER CLAIMS ON PRODUCT WARRANTIES AND PURCHASE OF PAST DUE ACCOUNTS RECEIVABLE.

                  (a) In furtherance of the administrative convenience of the parties and subject to the next sentence and the procedures outlined on
         Schedule 4.11, Buyer shall, after the Closing Date, satisfy Product Warranty claims made by customers or purchaser of products of the Business which arise under the express warranties of the Business as delivered to Buyer under Section 3.1(o). Anything in this Agreement to the contrary notwithstanding, Seller shall, in accordance with Section 8 indemnify and hold Buyer harmless, on a dollar for dollar basis, from and against all obligations or liabilities of the nature described in this Section 4.11. Anything in this Agreement or generally accepted accounting principles to the contrary notwithstanding, the Final Closing Balance Sheet shall not include any reserve for liabilities or obligations of the nature contemplated by this Section 4.11.

                  (b) Anything in this Agreement to the contrary notwithstanding, Seller shall, in accordance with Section 8, indemnify and hold Buyer harmless, on a dollar for dollar basis, from and against any contract back charges that are incurred by Buyer before the Closing or for any items past due as of the Closing Date. Anything in this Agreement or generally accepted accounting principles to the contrary notwithstanding, the Final Closing Balance sheet shall not include any reserve for contract back charges.

                  (c) The Accounts Receivable reflected on the Final Closing Balance Sheet will not include as an Asset any reserve for uncollected accounts receivable. As a consequence, Seller shall purchase from Buyer each account receivable that has not been paid in full within 150 days following the date of the of the original invoice or other initial demand for payment. The amount of the purchase price shall be 100% of the balance due plus interest but excluding late fees. Seller shall remit the price to Buyer within thirty days following a tender of the receivable. Upon such purchase, Seller shall have the right to require Buyer to continue its routine collection efforts with respect to such receivable for Seller in exchange for a collection fee equal to 5% of the amount collected. Routine collection efforts shall not require the filing of any suit or proceeding or the placement of the account with an attorney or other professional collector.

         4.12 CONFIDENTIALITY. Buyer confirms that it is bound by the terms of the confidentiality agreement between Seller and American Securities Capital Partners, L.P., dated January 23, 1997, as if it were a signatory thereto and that, subject to Section 9.1 hereto, it will keep and treat the evaluation material and all other items of confidential information provided by Seller to Buyer hereunder and under the Letter of Intent dated February 21, 1997, in accordance with the terms of that confidentiality agreement.

         4.13 RIGHT TO CHALLENGE. Seller acknowledges that although Buyer has agreed to pay for KPMG Peat Marwick's audit of the Business's financial statements, Buyer in no way takes responsibility therefor.

         4.14 CERTAIN LOSSES. Seller agrees that in the event of any property or casualty losses or damage prior to the Closing to any of the Assets included in the Balance Sheet, Seller shall make any necessary repairs or replacement or pay to Buyer any payment necessary so that the Buyer receives such Assets (or a comparable replacement thereof) in the same condition as such Assets were in on December 31, 1996 (other than for normal wear and tear subsequent to such date).

         4.15 TITLE COMMITMENT AND SURVEY.

                  (a) TITLE COMMITMENT. Seller agrees, at Seller's sole expense, to use commercially reasonable efforts to cause to be furnished and delivered to Buyer on or before June 13, 1997 a current title commitment (the "TITLE COMMITMENT"), for an Owner's Title Insurance Policy (1992 form ALTA policy) to be issued by Chicago Title Insurance Company or, at Seller's option, by such other company as Buyer may approve (the "TITLE INSURER"), setting forth the status of title of the owned real property listed on Schedule 1.1(c) (the "OWNED REAL PROPERTY") and all other exceptions, including rights-of-way, easements, restrictions, covenants, reservations, and other conditions, if any, affecting the Owned Real Property which would appear in an owner's title policy, if issued, together with copies of all instruments referred to in the Title Commitment affecting the title to the Owned Real Property.

                  (b) SURVEY. Seller shall cause to be prepared, at Seller's sole expense, a current as-built survey of the Owned Real Property and to use commercially reasonably efforts to cause the same to be furnished to Buyer and the Title Insurer on or before June 18, 1997 (the "SURVEY"). The Survey shall be made in accordance with the 1992 Minimum Standard Detail Requirements for Land Title Surveys as jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping, certified to Buyer and the Title Insurer in a manner reasonably satisfactory to Buyer and the Title Insurer and prepared by Blue Valley Engineers and Surveyors, Inc. or, at Seller's option, such other independent professional licensed land surveyor as may be reasonably satisfactory to Buyer and the Title Insurer.

                  (c) REVIEW OF TITLE AND SURVEY. Buyer shall have a period (the "REVIEW PERIOD") ending five (5) days after the date on which Buyer receives the last to be received of the following: (i) the Title Commitment, (ii) copies of all instruments referred to in the Title Commitment which affect title to the Owned Real Property and (iii) the Survey required in paragraph (b) above, in which to notify Seller of any objections Buyer has to any matter shown or referred to on the Survey or in the Title Commitment which are reasonably unacceptable to Buyer. Any matters to which Buyer does not object by written notice delivered to Seller prior to the end of the Review Period, as well as utility easements and other easements, rights of way, covenants, reservations and restrictions of record which, individually or in the aggregate, do not interfere with the ordinary conduct of the Business or the use of any such real property for its current uses, diminish the value of such real property shall be considered Permitted Liens. Liens of an ascertainable amount shall not be considered to be matters rendering title unmarketable, and shall be paid and discharged by Seller at or before the Closing, except for liens for taxes and assessments which shall be accrued on the Final Closing Balance Sheet. In the event Buyer notifies Seller in writing prior to the end of the Review Period of any objections to any matters shown or referred to in the Title Commitment or the Survey, Seller shall eliminate or modify the conditions giving rise to such objections to the reasonable satisfaction of Buyer prior to the Closing. Without limiting the foregoing, any matter will be reasonably objectionable by Buyer if it reflects that the Buyer will not receive good and marketable title to all real property currently used by the Seller in the conduct of the Business other than the leased Real Property and the Excluded Assets.

         4.16 OTHER AGREEMENTS. Buyer and Seller shall negotiate in good faith to agree to a form of Supply Purchase Agreement satisfying the requirements of this Section 4.16 on or prior to May 30, 1997. Buyer and Seller shall negotiate in good faith to agree to a form of lease agreement with Bucon, d.b.a. Butler Construction ("BUCON"), on or prior to May 30, 1997. Said lease agreement will govern the lease by Buyer to Bucon of that portion of the Real Property to be occupied by Bucon following Closing. The Supply Purchase Agreement will contain terms and conditions satisfactory to both Buyer and Seller providing Buyer the option for a period of four years after the Closing Date to purchase steel for the Business and for any other storage bins manufactured by Buyer and on the same terms and conditions as Seller purchases steel. To the extent so negotiated, the Supply Purchase Agreement will also contain terms and conditions relating to the purchase of steel for all the business and operations of Buyer.

         4.17 ENVIRONMENTAL REVIEW. Buyer and Seller shall use commercially reasonable efforts to complete their environmental "due diligence" review of the Real Property by June 30, 1997.

SECTION 5. CONDITIONS PRECEDENT

         5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of the parties hereto to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) NO INJUNCTION, ETC. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits any of the transactions contemplated hereby shall be in effect;

                  (b) HSR ACT. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired;

                  (c) GOVERNMENT ACTIONS. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would prevent the consummation of the transactions contemplated by this Agreement or impose material conditions with respect thereto;

                  (d) PENSION BENEFIT GUARANTY CORPORATION. No action shall have been taken or threatened by the Pension Benefit Guaranty Corporation to terminate any defined benefit pension plan maintained by Seller or its Affiliates with respect to the Business which has not been resolved or discontinued without material conditions with respect thereto; and

                  (e) SUPPLY PURCHASE AGREEMENT. The Seller and the Buyer shall have agreed to the form of Supply Purchase Agreement as contemplated by
         Section 4.16.

         5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the Acquisition are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained herein or in any certificate, instrument or other document delivered to Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such date;

                  (b) PERFORMANCE OF OBLIGATIONS. Seller shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed or complied with by it prior to the Closing Date;

                  (c) OFFICER'S CERTIFICATE. Buyer shall have received a certificate, dated the Closing Date, of the President of Seller to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled;

                  (d) OPINIONS. Buyer shall have received an opinion dated the Closing Date from Richard O. Ballentine, General Counsel to Seller, in substantially the form attached hereto as Exhibit C;

                  (e) CONSENTS, ETC. All licenses, permits, consents, approvals, authorizations and orders of governmental authorities and other third parties necessary for the consummation of the transactions contemplated hereby and the transfer to the Buyer of all rights, title and interest of the Seller in and to all of the Assets and the conduct of the Business by Buyer after the Closing shall have been obtained or otherwise adequately provided for pursuant to Section 4.3;

                  (f) ADDITIONAL ACQUISITION AGREEMENTS. Seller shall have executed and delivered to Buyer each of the Additional Acquisition Agreements to the reasonable satisfaction of Buyer;

                  (g) TITLE INSURANCE; SURVEYS. Buyer shall have received, with respect to each parcel of real property listed on Schedule 1.1(c), a 1992 form ALTA policy of title insurance (collectively, the "TITLE POLICIES") issued by the Title Insurer dated as of the Closing Date in an amount equal to the value of such parcel of real property, as reasonably agreed to by the parties prior to the Closing Date. The Title Policies shall be issued at ordinary rates and shall insure fee simple title to such real property to be vested in the Buyer or its nominee subject only to the Permitted Liens. The Buyer shall have received the Title Commitment and the Survey as provided in Section
         4.15 and the obligations of Seller under Section 4.15(c) shall have been satisfied in a manner that does not preclude Buyer from receiving the financing contemplated by Section 3.2(f) on the terms contemplated by the commitment letter of KeyBank, N.A. (it being understood that the Real Property will be mortgaged to secure such financing). Seller shall have resolved in a manner reasonably satisfactory to Buyer the matters referenced in the memorandum dated March 10, 1997 by Patricia L. Wilson described in Schedule 1.1 (c) and in the memorandum dated November 15, 1993 by An Bergstrom attached thereto; and

                  (h) ENVIRONMENTAL MATTERS. Buyer shall have completed its environmental "due diligence" review of the Business and, based upon such review, shall not in good faith believe that the aggregate cost of any necessary or appropriate remediation of Materials of Environmental Concern or other environmental-related expenditures is likely to cost in excess of $3,000,000, it being understood and agreed that Seller will under all circumstances be responsible for the cost of such remediation.

         5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the Acquisition are subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained herein, or in any certificate, instrument or other document delivered to Seller pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such date;

                  (b) PERFORMANCE OF OBLIGATIONS. Buyer shall have performed all obligations in all material respects and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by each of them prior to the Closing Date;

                  (c) OFFICER'S CERTIFICATE. Seller shall have received a certificate, dated the Closing Date, of the President of Buyer to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled;

                  (d) OPINIONS. Seller shall have received an opinion dated the Closing Date from Michael J. Kissane, General Counsel of Buyer, in substantially the form attached hereto as Exhibit D;

                  (e) ADDITIONAL ACQUISITION AGREEMENTS. Buyer shall have executed and delivered to Seller each of the Additional Acquisition Agreements; and

                  (f) ENVIRONMENTAL ISSUES. Buyer shall have completed its environmental "due diligence" review of the Business and Seller shall have completed its own due diligence review of any environmental issues raised by Buyer's review, and Seller shall not in good faith believe that the aggregate cost of any necessary or appropriate remediation of Materials of Environmental Concern or other environmental-related expenditures relating to the Business and identified in such reviews is likely to cost in excess of $2,000,000.

SECTION 6. EMPLOYEES AND EMPLOYEE BENEFITS

         6.1 EMPLOYMENT AGREEMENTS. Except as provided on Schedule 6.1, Seller has no employment agreements with the employees of the Business and all such employees are employed on an "at will" basis. Seller intends to terminate all of the employees of the Business ("Seller's Employees" or an "Employee") at Closing. Except for liabilities assumed by Buyer hereunder pursuant to this
Section 6 and Section 1.5 above, Seller is responsible for, and shall indemnify and hold harmless Buyer from and against any and all claims of Seller's employees with respect to employment prior to the Closing, and Seller shall retain sole responsibility for and fully and timely pay all salaries, wages, and benefits that have accrued to its employees through the Closing Date, whether or not such amounts are payable prior to the Closing Date. Except for liabilities retained by Seller hereunder pursuant to this Section 6 and Section 1.5 above, Buyer is responsible for, and shall indemnify and hold harmless Seller from and against any and all claims of Seller's employees with respect to (a) employment of such employees by Buyer subsequent to the Closing, (b) matters covered by the CBA based on facts that arise after the Closing Date, (c) claims for accrued vacation pay or vacation benefits and (d) any claims by employees of the Business (i) under WARN, (ii) for severance benefits under the CBA, or Seller's severance guidelines for Salaried Employees as shown on Schedule 3.1(r), due to the termination of an employee of the Business by Seller at the Closing whether or not rehired by Buyer, (iii) due to any termination of any new employment relationship between Buyer and an employee of the Business following the Closing, (iv) only to the extent expressly agreed to by Buyer, for any amount or the cost of any benefit that Seller may provide to any Hourly Employees following the Closing due to agreements made by Seller in order to satisfy its obligations under Section 6.2 and (v) for any other claim of a Salaried or Hourly Employee due to Seller's termination of any such Employee in connection with the Closing, including any claim arising out of Seller's termination of the CBA or Seller's termination of its employment relationship with any Salaried Employee (with (i) through (v) referred to as "SEVERANCE CLAIMS"). Notwithstanding the foregoing, Seller shall be responsible for, and shall indemnify and hold harmless Buyer from and against any and all claims of Salaried Employees for severance benefits under Seller's severance guidelines for Salaried Employees and any other claim of a Salaried Employee due to Seller's termination of any such Employee in connection with the Closing, if such Salaried Employee is offered employment by Buyer at a position and level of compensation comparable to the position and level of compensation at which such Salaried Employee was employed by Seller immediately prior to Closing (all such claims retained by Buyer shall not constitute Severance Claims).

         6.2 COLLECTIVE BARGAINING AGREEMENTS. Seller shall be solely liable and responsible for any liability under the National Labor Relations Act arising from any failure by Seller to satisfy its obligations to notify (other than as to WARN obligations) and/or bargain with any union prior to the Closing. Seller agrees to indemnify and hold Buyer and its Affiliates harmless against any loss, damage, claim, obligation or liability arising out of or relating to Seller's failure to satisfy such obligations, subject to Buyer's obligations under 6.1(d).

         6.3 OFFER OF EMPLOYMENT TO OTHER EMPLOYEES. Buyer or its designated Affiliate may, but shall not be required to, extend an offer of employment to some or all of the employees employed by the Business. Buyer shall have the exclusive right to set the initial levels of wages, benefits, and other terms and conditions of employment for any such employees. Those employees not covered by a CBA are referred to as "SALARIED EMPLOYEES" and those employees covered by a CBA are referred to as "HOURLY EMPLOYEES". Buyer may interview Seller's Salaried and Hourly Employees for purposes of determining whether to extend an offer of employment to such employees.

         6.4 COMPLIANCE WITH "WARN". Buyer covenants and agrees that it shall, in connection with succeeding Seller as an employer in accordance with this
Section 6, comply fully with the Worker Adjustment and Retraining Notification Act ("WARN"), taking into account all relevant employment activities of Seller disclosed on Schedule 6.4 which Seller represents and warrants to Buyer fully describes for purposes of evaluating potential liabilities under WARN all hirings, recalls, terminations and lay-offs of employees of the Business during the one year period preceding the Closing Date.

         6.5 NON-SOLICITATION OF EMPLOYEES; NO TRANSFERS. Seller agrees that neither it nor any of its Affiliates will, for a period commencing on the date hereof and ending on the 18 month anniversary of the Closing Date, without the prior written consent of Buyer, whether directly or indirectly, solicit the employment of any person who is at that time an employee, representative or officer of the Business and who was prior to the Closing an employee of Seller at the Business and had a salary in excess of $50,000 per year. Prior to the Closing Date, Seller shall not transfer the employment of any employee of the Business to any other business or operation of Seller or to any Affiliate of Seller.

         6.6 EMPLOYEE BENEFITS AND COMPENSATION.

                  (a) HOURLY EMPLOYEES--HOURLY EMPLOYEES' PENSION PLAN AND RETIREE MEDICAL BENEFITS. Subject to the provisions of this Section 6, effective as of the Closing Date Seller shall freeze or make other lawful provision for the merger, termination, cessation or other disposition of Seller's existing Pension Plan for Hourly Employees of the Kansas City Plant of the Business (the "PENSION PLAN") unless, on or prior to the Closing, Buyer in its sole discretion assumes all of Seller's obligations under the Pension Plan and receives all Pension Plan assets, whether arising before or after the Closing, and agrees to indemnify and hold Seller harmless against any loss, damage, claim, obligation or liability arising out of or relating to Buyer's failure to satisfy any of Seller's obligations under or with respect to the Pension Plan, subject to Seller's representations and warranties pursuant to Section 3.1(r)(viii) and Seller's indemnification of Buyer, pursuant to Section 8.1, with respect to the design, operation and funding of the Pension Plan through the Closing Date. Seller and Buyer shall take all steps reasonably necessary to facilitate Buyer's assumption of the Pension Plan if Buyer in its sole discretion elects to assume the Plan. If Buyer does not assume the Pension Plan, Seller shall retain all obligations and liability with respect to the Pension Plan, including the payment of benefits to Hourly Employees attributable to their service prior to the Closing Date. Seller shall retain any liability to provide retiree medical benefits with respect to Hourly Employees of Seller who retire before or on the Closing Date.

                  (b) TRANSFERRED EMPLOYEES - BENEFITS AFTER THE CLOSING. Hourly and Salaried Employees that are hired by Buyer after the Closing ("TRANSFERRED EMPLOYEES") will be provided such employee benefits and compensation, after the Closing Date, as Buyer, in its sole discretion, may determine or otherwise negotiate with the Union; provided, however, and notwithstanding any other provision contained herein to the contrary, Transferred Employees shall be given credit for past service with Seller for purposes of service eligibility requirements as to any retiree medical benefit plan or vacation plan provided by Buyer for such Employees. Subject to Section 6.1(a) and the preceding sentence, after the Closing Date, nothing herein shall, with respect to Transferred Employees who are Salaried Employees, (i) require Buyer to maintain any particular plan or arrangement, (ii) prevent or preclude Buyer from continuing any requirements for employee contributions under any employee benefit plans in the same proportions as the employee-paid portion under such plans constituted prior to the Closing Date, (iii) prevent the amendment or termination of any plan, program or arrangement established or maintained by Buyer, or (iv) interfere with Buyer's right or obligation to take any action or refrain from taking any action which Seller could take or refrain from taking prior to the Closing Date. In addition, in administering any plans, programs or arrangements established or maintained by the Buyer, the Buyer may cause a reduction of benefits under any such plans, programs or arrangements, specifically including any vacation plan, to the extent Buyer deems necessary to avoid duplication of benefits with respect to the same covered matter or years of service or otherwise. Seller and Buyer shall agree on the responsibilities for payroll taxes with respect to Transferred Employees.

                  (c) EMPLOYEES-OBLIGATIONS WITH RESPECT TO RETIREE AND OTHER BENEFITS PRE CLOSING AND SEVERANCE CLAIMS. Seller shall retain any liability to provide retiree medical benefits with respect to retired Employees of the Business who qualify for such coverage as of the Closing Date. Seller shall also remain responsible for any benefits to Salaried Employees under stock option or cash bonus plans, commission agreements, automobile allowances, tuition reimbursement plans, vacation pay plans, welfare or pension benefits, Sellers' 401(k) plan, Sellers' Employee Stock Ownership Plan, life insurance, death benefits and health supplement benefits with respect to Salaried Employees in relation to their service prior to the Closing Date. With respect to Salaried Employees, Buyer shall not assume any employment contracts, wage rates, work practices, health, welfare or pension benefit plans, or any other employment arrangements or understanding to which Seller is or has been a party, except to the extent required by law, except for any benefits arising out of Severance Claims or as set forth on Schedule 6.1.

                  (d) COBRA COVERAGE. Seller shall be responsible for satisfying "continuation coverage" requirements for all plans under Section 4980B of the Code or Part 6 of Title I of ERISA (COBRA) for all Employees for qualifying events occurring on or before the Closing Date. Seller shall offer "continuation coverage" under its plans to all employees and shall comply with all notice and other requirements under COBRA or similar state statutes as a result of qualifying events occurring prior to the Closing Date or as a result of the transactions contemplated under this agreement to the Employees or any of their respective beneficiaries. Buyer shall assume all liability for satisfying the obligations under COBRA to provide continuation coverage to or with respect to any Transferred Employee in accordance with law with respect to any "qualifying event" occurring after the Closing Date and shall waive pre-existing conditions and any eligibility waiting period.

                  (e) WORKERS' COMPENSATION, DISABILITY AND UNEMPLOYMENT COMPENSATION CLAIMS. Seller shall be responsible for any and all liabilities arising in connection with workers' compensation, disability and unemployment compensation claims which are incurred prior to the Closing Date with respect to all Employees (whether or not such claims have been filed prior to the Closing Date). Buyer shall be responsible for any and all liabilities arising in connection with workers' compensation, disability and unemployment compensation claims which are incurred on or after the Closing Date with respect to any Hourly Employee and with respect to any Transferred Employee who is a Salaried Employee. Seller shall be responsible for any and all long term disability benefits (and all other disability-related welfare benefits for Salaried Employees) which become payable after the Closing Date to any Salaried Employee who met the plan requirements for long term disability as of the Closing Date.

                  (f) RECORD KEEPING. To the extent that service with Seller or Buyer is relevant for purposes of providing benefits to Employees, Buyer and Seller shall keep and provide each other with reasonable records and notification of such information as may be necessary to provide benefits to such Employees.

                  (g) PAYMENT OF REGULAR PAYROLL ACCRUED AS OF THE CLOSING DATE AND VACATION. Seller shall pay according to its normal business schedule or the provisions of the Plans (i) all liabilities, obligations and commitments relating to all regular wages, salaries, commissions and other forms of regular monthly payroll and related expenses with respect to Employees, including without limitation, obligations for all applicable payroll taxes, attributable to the period ending on the close of business on the day prior to the Closing Date and (ii) all employee benefits under any and all plans, programs or arrangements maintained or contributed to by Seller on behalf of the Transferred Employees for all claims incurred during the period ending on the close of business on the day prior to the Closing Date (whether or not a claim for such benefits has been filed prior to the Closing Date). Notwithstanding the foregoing, Buyer shall assume Seller's liability to Salaried Employees of the Business with respect to any accrued vacation and Severance Claims.

                  (h) NO THIRD PARTY BENEFICIARIES. No employee of Seller or the Business, whether or not hired by Buyer, shall be construed as a third party beneficiary under this Agreement, and no provision in this Agreement shall create any right in any such employee (or his or her beneficiary or dependent) for any reason, including, without limitation, in respect of employment, continued employment, or resumed employment with Seller or Buyer (or any of their Affiliates) or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by Seller or Buyer (or any of their Affiliates).

SECTION 7. TERMINATION

         7.1 GENERAL. This Agreement may be terminated and the transactions contemplated herein abandoned (a) by mutual consent of Buyer and Seller, (b) by Buyer, if there has been a material breach of Seller's representations, covenants or agreements hereunder, (c) by Seller, if there has been a material breach of Buyer's representations, covenants or agreements hereunder, (d) by any party by notice to the other parties in the event that the Closing Date, as extended by agreement of the parties, shall not have occurred on or before June 30, 1997, or (e) by Buyer or Seller if the Form of Supply Purchase Agreement has not been agreed to in writing by June 1, 1997.

         7.2 NO LIABILITIES IN EVENT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability on the part of Buyer or Seller, except that Sections 4.12, 8 and 9 of this Agreement shall remain in full force and effect and that termination shall not preclude any party from suing any other party for breach of this Agreement.

SECTION 8. INDEMNIFICATION

         8.1 SELLER INDEMNITY. Seller agrees to indemnify and hold harmless Buyer, its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "BUYER INDEMNIFIED PERSONS") from and against (i) all Excluded Liabilities, (ii) any claim, cost, loss, liability or damage incurred or sustained by any Buyer Indemnified Person as a result of any misrepresentation or breach of warranty by Seller or a breach by Seller of any covenant or other agreement contained herein or under any other agreement or certificate executed and delivered by the parties in furtherance of the transactions described herein, (iii) any and all liabilities for sales, use, income and other Taxes arising at any time out of the operation of the Business prior to the opening of business on the Closing Date to the extent not included in the Assumed

Liabilities, (iv) any claim, cost, loss, liability or damage arising out of or relating to any governmental or other third party claim or action against any Buyer Indemnified Person to the extent arising out of or relating to the ownership or operation of the Business or Assets by Seller or any other person prior to the Closing Date other than an Assumed Liability, (v) any claim, liability or obligation arising out of or relating to any Materials of Environmental Concern existing on, at or under any Asset before the Closing Date, or otherwise arising from, or in connection with, the conduct of the Business or the ownership of the Assets by the Seller or any other person prior to the Closing Date and (vi) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by any Buyer Indemnified Party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 8.1. Seller shall have no obligation to indemnify any Buyer Indemnified Person with respect to any claim, liability or obligation relating to Real Property found not to be in compliance with the ADA.

         8.2 BUYER INDEMNITY. Buyer agrees to indemnify and hold harmless Seller and its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SELLER INDEMNIFIED PERSONS" and each a "SELLER INDEMNIFIED PERSON") from and against (i) any claim, cost, loss, liability or damage arising out of or relating to any Assumed Liabilities, (ii) any claim, cost, loss, liability or damage incurred or sustained by any Seller Indemnified Person as a result of any misrepresentation or breach of warranty by Buyer or a breach by Buyer of any covenant or other agreement contained herein, or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein, (iii) any claim, cost, loss, liability or damage arising out of or relating to any governmental or other third party claim or action against any Seller Indemnified Person to the extent arising out of or relating to the ownership or operation of the Business or Assets by Buyer or any other person following the Closing Date, other than any Excluded Liability, (iv) any claim, liability or obligation arising out of or relating to any Materials of Environmental Concern existing on, at or under any Asset after the Closing Date or otherwise arising from, or in connection with, the conduct of the Business by the Buyer or any other person after the Closing Date, in each case except for any Excluded Liability set forth in Section 1.5(b)(xi) and (v) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by any Seller Indemnified Person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 8.2.

         8.3 THIRD PARTY CLAIMS. If a claim by a third party is made against an indemnified person hereunder, and if such indemnified person intends to seek indemnity with respect thereto under this Article, such indemnified person shall promptly notify the indemnifying person in writing of such claims setting forth such claims in reasonable detail, provided that failure of such indemnified person to give prompt notice as provided herein shall not relieve the indemnifying person of any of its obligations hereunder, except to the extent that the indemnifying person is materially prejudiced by such failure. With respect to any such claim relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other equitable relief and as to which the indemnifying party shall have acknowledged in writing its obligation to indemnify the indemnified party hereunder, the indemnifying person shall have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such indemnified person, and at its own expense, the settlement or defense thereof, and the indemnified person shall cooperate with it in connection therewith; provided, however, that the indemnified person may participate in such settlement or defense through counsel chosen by such indemnified person, provided that the fees and expenses of such counsel shall be borne by such indemnified person. If the indemnifying person shall assume the defense of a claim, it shall not settle or compromise such claim without the prior written consent of the indemnified person, (i) unless such settlement or compromise includes as an unconditional term thereof the giving by the claimant of a release of the indemnified person from all liability with respect to such claim or (ii) if such settlement or compromise involves the imposition of equitable remedies or the imposition of any material obligations on such indemnified party will be indemnified hereunder. If the indemnifying person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified person shall be borne by such indemnified person unless there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the indemnified person shall be entitled to retain separate counsel, the reasonable fees and expenses of which shall be reimbursed by the indemnifying person. If the indemnifying person does not notify the indemnified person within twenty (20) days after the receipt of the indemnified person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof and acknowledges its obligation to indemnify the indemnified person hereunder, or if the claim does not relate solely to the payment of money damages, the indemnified person shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

         8.4 ADDITIONAL AGREEMENTS.

                  (a) The obligations to indemnify and hold harmless a party hereto, pursuant to Section 8.1(ii) and 8.2(ii) with respect to any misrepresentation or breach of warranty shall terminate when the applicable representation or warranty terminates pursuant to Section 3.3; provided, however, that such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

                  (b) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

                  (c) Whenever any claim for indemnification shall arise under this Section 8, other than a Third Party Claim as defined in Section
         8.3 (each, a "CLAIM"), the party seeking indemnification (the "INDEMNITEE") shall notify in writing the party from which indemnification is sought (the "INDEMNITOR") of the Claim within sixty
         (60) days after the Indemnitee becomes aware of the Claim's existence, with such notice to contain the factual basis for the Claim and the amount or an estimate (if known or reasonably determinable) of the liability that may arise therefrom, provided that the failure to provide


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
         such notice shall not affect the Indemnitor's right to indemnification hereunder except to the extent that the Indemnitor is actually prejudiced by such failure.

                  (d) Anything in this Agreement to the contrary notwithstanding, Seller shall have no obligation to indemnify Buyer with respect to any claim arising from or relating to (a) Seller's breach of the representations and warranties in Section 3.1 hereto or
         (b) Seller's breach of its covenants and agreements in Section 4 that are required to be performed prior to the Closing other than a Tax Claim, Environmental Claim, Customer Claim or "Section 3.1(v) Claim" (all of which shall not be subject to this Section 8.1(d)) until such time as, and to the extent that, all such claims exceed $300,000. A "CUSTOMER CLAIM" means any claim for indemnification by Buyer in connection with any liability or obligation (including any contract back charge) imposed upon Buyer with respect to the matters contemplated in Section 4.11. A "TAX CLAIM" means any claim under
         Section 3.1(w). An "ENVIRONMENTAL CLAIM", means any claim for breach of representation or warranty under Section 3.1(u). A "SECTION 3.1(V) CLAIM" means any claim for breach of representation or warranty under
         Section 3.1(v).

                  (e) In the event that Seller has in Buyer's judgment failed or refused to pay an amount properly demanded by Buyer as due under this
         Section 8 within 30 days of Buyer's written demand for indemnification hereunder, Buyer may, to the extent of the Escrow Amount, satisfy such claim from the Escrow Amount pursuant to the Escrow Agreement, provided that the exhaustion or release of the Escrow Amount shall not limit or otherwise affect any rights of a Buyer Indemnified Person hereunder. Anything in this Agreement to the contrary notwithstanding, Buyer's satisfaction of any claim from the Escrow Amount shall not mean Buyer is entitled to indemnification hereunder and in the event Seller contests such indemnification claim, following any arbitration judgment pursuant to Section 9.13 the Buyer will deposit promptly (and in any event within three business days) with the Escrow Agent (or return to the Seller if the Escrow Amount has been released) any amount withdrawn from the Escrow Amount in respect of a claim for which the arbitrator rules the Buyer was not entitled to indemnification.

SECTION 9. MISCELLANEOUS

         9.1 PUBLIC ANNOUNCEMENTS. No news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement will be made by any party without the prior written consent of the other parties, unless in the opinion of counsel to such party (after consultation with counsel to the other parties) such release or announcement is required by law. Notwithstanding the foregoing, Buyer shall be entitled (a) to include in any registration statement filed with the Securities and Exchange Commission such information relating to the transactions contemplated hereby as the Buyer shall deem necessary or appropriate and that does not constitute trade secrets or other than information that could reasonably be expected to have a Material Adverse Effect which has not previously been disclosed to the public by Seller ("CONFIDENTIAL INFORMATION") and (b) to disclose such information that is not Confidential Information as it shall deem necessary or appropriate in connection with the sale or solicitation of offers to purchase any securities being registered pursuant to any such registration statement. For purposes of any registration statement filed by Buyer with the Securities and

Exchange Commission prior to the Closing, Confidential Information shall not be deemed to include the Financial Statements, any Closing Balance Sheet and such other information about the Business as Seller agrees does not reveal trade secrets of the Business.

         9.2 EXPENSES. Subject to Section 9.3, whether or not the transactions contemplated by this Agreement are completed, each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' and accountants' fees, and, in no event, shall any such fees and expenses of Seller constitute Assumed Liabilities under this Agreement. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

         9.3 TRANSFER TAXES AND RECORDING EXPENSES. Seller and Buyer shall share equally all sales, motor vehicle, transfer and similar taxes and recording expenses, if any, required to be paid in connection with the transfer of the Assets.

         9.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly giver if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, as follows:

                  (a)      If to Seller:

                           Butler Manufacturing Company
                           BMA Tower, Penn Valley Park
                           Post Office Box 419917
                           Kansas City, MO 64141-0917
                           Telephone No.: 816-968-3206
                           Telecopy No.:  816-968-3211
                           Attention: Vice President and General Counsel


                  (b)      If to Buyer:

                           CTB, Inc.
                           State Road 15 North
                           P.O. Box 2000
                           Milford, Indiana 46542-2000
                           Telephone No.:
                           Telecopy No.:
                           Attention:  General Counsel

                           with a copy to (which shall not constitute notice to Buyer):

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Telephone No.: (212) 455-2000
                           Telecopy No.: (212) 455-2502
                           Attention:   Richard Capelouto, Esq.

or to such other address or to the attention of such other person as any party shall have specified by notice in writing to the other parties. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or on the third business day after the mailing thereof.

         9.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof including, without limitation, the letter of intent, dated February 21, 1997, between Buyer and Seller.

         9.6 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns and any person entitled to indemnification under Section 8.1 or 8.2, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.7 BULK SALES LAW. The parties agree to waive compliance with the provisions of the bulk sales laws of any jurisdiction. Seller agrees to indemnify and hold harmless Buyer from and against any and all liabilities (including any liability in respect of Taxes) which may be asserted by third parties against Buyer as a result of such noncompliance other than the Assumed Liabilities.

         9.8 ASSIGNABILITY. This Agreement shall not be assignable, in whole or in part, by any party hereto without the prior written consent of the other party hereto except that Buyer may assign its rights hereunder at any time to any of its Affiliates without the consent of the Seller, provided that no such assignment shall relieve the Buyer of its obligations hereunder.

         9.9 AMENDMENT; WAIVER. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, or in any documents delivered or to be delivered pursuant to this Agreement or in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.10 SECTION HEADINGS; TABLE OF CONTENTS. The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.11 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         9.13 ARBITRATION. Any dispute (including without limitation, a dispute as to the validity of this Agreement or the enforceability of this Section of this Agreement) arising under or pertaining to this Agreement (including any subsequent verbal or written modifications thereof, all of which shall hereinafter in this Section be collectively referred to as the "Agreement"), or arising with respect to any performance of any of the parties under this Agreement, whether sounding in tort, contract, violation of statute or otherwise, shall be settled by arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceeding shall be held in Chicago, Illinois. The arbitrator shall be required to be an attorney licensed to practice law in Illinois and shall have been in practice for more than five years. A judgment on the award of the arbitrator shall be binding on the parties and may be entered in any court of competent jurisdiction.

         9.14 APPLICABLE LAW; JURISDICTION; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF INDIANA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES
THEREOF.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL
                  ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY RELATED DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF INDIANA AND MISSOURI, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF INDIANA AND THE WESTERN DISTRICT OF MISSOURI, AND APPELLATE COURTS FROM ANY THEREOF;

                          (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY
                  BE BROUGHT IN SUCH COURTS, AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN

                  AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM
                  THE SAME;

                         (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION
                  OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE PARTY AT ITS ADDRESS SET FORTH IN SUBSECTION 9.4 OR AT SUCH OTHER ADDRESS OR TO THE ATTENTION OF SUCH OTHER PERSON AS ANY PARTY SHALL HAVE SPECIFIED BY NOTICE IN WRITING TO THE OTHER PARTIES;

                           (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE
                  RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                           (v) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY
                  AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (i) ABOVE.

         9.15 KNOWLEDGE. As used herein, the "knowledge" of a party is deemed to be the knowledge of any (a) officer or director of the party, (b) officer of the Grain Systems Division of Seller or (c) manager or other executive of a Party or of the Grain Systems Division that has compliance responsibility for the matter in question.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                  THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES

                                    BUTLER MANUFACTURING COMPANY


                                    By: /s/Donald H. Pratt
                                       -----------------------------------------
                                    Name: Donald H. Pratt
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

                                    CTB, INC.

                                    By: /s/ J. Christopher Chocola
                                        ----------------------------------------
                                    Name: J. Christopher Chocola
                                          --------------------------------------
                                    Title: President & CEO
                                           -------------------------------------



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